Exhibit 2.1

10 JULY 2023

Between

Mr. Adrien MITHALAL

Mr. Jean-Sébastien LANTZ

Mrs. Anne REISER

CAAP CREATION

SOCIETE DE CAPITAL RISQUE PROVENCALE ET CORSE

REGION SUD INVESTISSEMENT

Mérieux Participations 2

Relyens Innovation Santé
the holders of Exercisable Securities listed in Schedule A

As the Sellers

And

Inogen, Inc.

As the Purchaser

In the presence of

Physio-Assist

As the Company

SHARE PURCHASE AGREEMENT

TABLE OF CONTENTS

1.	DEFINITIONS AND INTERPRETATION	5
1.1.	Definitions	5
1.2.	Interpretation	12
2.	SALE OF SECURITIES	13
3.	UPFRONT CONSIDERATION	13
3.1.	Determination of the consideration	13
3.2.	Payment of the consideration	14
4.	EARN-OUT PAYMENTS SUBJECT TO ACHIEVEMENT OF MILESTONES	15
5.	CONDITIONS	17
6.	PRE-COMPLETION OBLIGATIONS	20
6.1.	Conduct of business up to Completion	20
6.2.	Seller’s receivables and debts	24
6.3.	Repayment of Existing Facilities	24
6.4.	Relations with the Sellers	24
6.5.	Money laundering and KYC	24
6.6.	Bridge Financing	24
6.7.	Exercise or conversion of the Exercisable Securities	25
7.	COMPLETION	26
7.1.	Pre-Completion Statement	26
7.2.	Completion Date	26
7.3.	Actions and deliveries	26
8.	POST-COMPLETION OBLIGATIONS	28
8.1.	Tax filings	28
8.2.	Achievement of Milestones	28
9.	REPRESENTATIONS AND WARRANTIES	29
9.1.	General	29
9.2.	Capacity and authority	30
9.3.	Securities in the Group Companies	30
9.4.	Constitutional and Corporate documents	32
9.5.	Accounts	32
9.6.	Changes since the Balance Sheet Date	33
9.7.	Compliance with laws, regulatory authorizations and licenses, disputes	34

9.8.	Contracts	35
9.9.	Finance and guarantees	36
9.10.	Insolvency	37
9.11.	Insurance	38
9.12.	Environment	39
9.13.	Transactions with the Sellers	39
9.14.	Effect of the Transaction	39
9.15.	Assets	40
9.16.	Commercial Relations	40
9.17.	Intellectual Property	41
9.18.	Information Technology	42
9.19.	Data Protection	43
9.20.	Employees and Managers	44
9.21.	Real Estate	46
9.22.	Tax	47
10.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER	49
11.	REFUND BY THE SELLERS	49
11.1.	Indemnification obligations of the Sellers	49
11.2.	Allocation of liability among the Sellers	50
11.3.	Financial limits on Claims	50
11.4.	Time limits on Claims	51
11.5.	Contingent liabilities	51
11.6.	Exclusions	51
11.7.	No duplication of recovery	52
11.8.	Conduct of Claim	52
11.9.	Exemption or reduction	53
11.10.	Payment	54
12.	RESTRICTIONS ON THE SELLERS	55
13.	SELLERS REPRESENTATIVE	57
14.	CONFIDENTIALITY	57
15.	ANNOUNCEMENTS	59
16.	NOTICE	59
17.	GENERAL PROVISIONS	60
18.	GOVERNING LAW AND DISPUTE RESOLUTION	62

19.	ELECTRONIC SIGNATURE	62

SALE, PURCHASE AND INVESTMENT AGREEMENT

BETWEEN

1.
Mr. Adrien MITHALAL, a French citizen, born on 13 November 1985 in Ivry-sur-Seine (94), residing at 1225 rue de la Roqueturière, 34090 Montpellier (the “Founder”);
2.
Mr. Jean-Sébastien LANTZ, a French citizen, born on 26 October 1968 in Saverne (67), residing at 435, chemin du vallon des lauriers, 13100 Aix-en-Provence;
3.
Mrs. Anne REISER, a French citizen, born on 9 November 1960 in Clermont-Ferrand (63), residing at PO BOX 73414, Serenia Residence Apt 806 C, Build West, Palm Jumeirah – Dubai (United Arab Emirates);
4.
CAAP CREATION, a société par actions simplifiée organized under the laws of France, whose registered office is located at 25 chemin des Trois Cyprès, 13100 Aix-en-Provence, registered with the Trade and Companies Registry under number 484 916 218 RCS Aix-en-Provence;
5.
SOCIETE DE CAPITAL RISQUE PROVENCALE ET CORSE, a société par actions simplifiée organized under the laws of France, whose registered office is located at 247 avenue du Prado, 13008 Marseille, registered with the Trade and Companies Registry under number 477 606 164 RCS Marseille;
6.
REGION SUD INVESTISSEMENT, a société par actions simplifiée organized under the laws of France, whose registered office is located at 27, place Jules Guesde, 13481 Marseille, registered with the Trade and Companies Registry under number 521 872 911 RCS Marseille;
7.
Mérieux Participations 2, a société par actions simplifiée organized under the laws of France, whose registered office is located at 3, rue Marcel Gabriel Rivière, 69002 Lyon, registered with the Trade and Companies Registry under number 803 086 768 RCS Lyon, represented by its president, Mérieux Equity Partners, a société par actions simplifiée organized under the laws of France, whose registered office is located at 3, rue Marcel Gabriel Rivière, 69002 Lyon, registered with the Trade and Companies Registry under number 514 311 836 RCS Lyon;
8.
RELYENS INNOVATION SANTÉ, a French société par actions simplifiée, the registered office of which is located at 18 rue Edouard Rochet, 69008 Lyon, France, incorporated with the Lyon Trade and Companies Registry under number 801 985 995, represented by Mrs. Mounia Chaoui, duly authorized, e-mail: mchaoui@turennecapital.com, cell phone #: +33 6 63 94 37 94;

(the above parties 4 to 8 being hereinafter referred to as the “Selling Funds” and each a “Selling Fund”)

9.
the holders of Exercisable Securities listed in Schedule A;

(the parties referred to in the above 1 to 9 each acting severally and not jointly (conjointement mais non solidairement), being hereinafter referred to individually as a “Seller” and collectively as the “Sellers”)

AND

10.
Inogen, Inc., a corporation organized under the laws of the State of Delaware, whose head office is at 301 Coromar Dr., Goleta, California 93117, represented by Nabil Shabshab, duly authorized;

(hereinafter referred to as the “Purchaser”).

IN THE PRESENCE OF

11.
Physio-Assist, a société par actions simplifiée organized under the laws of France with a share capital of EUR 265,250.86, whose registered office is at Cs 90519 31 Parc du Golf, 13593 Aix-en-Provence Cedex 3, registered with the Trade and Companies Registry under number 753 793 827 RCS Aix-en-Provence, duly represented by Mr. Adrien MITHALAL in its capacity as Directeur general (the “Company”).

WHEREAS

A.
The Sellers legally and directly hold 100% of the Securities of the Company.
B.
The Company owns all of the issued and outstanding shares in PhysioAssist GmbH (the “Subsidiary” and with the Company, the “Group Companies”)).
C.
The Company, directly and through its Subsidiary is engaged in the business of the design, production and marketing of medical devices for bronchial decongestion (airway clearance technique) for patients suffering from obstructive respiratory diseases (the “Business”).
D.
The Purchaser has initiated discussions with the Sellers in order to purchase the Securities.
E.
The Purchaser acknowledges that it (and its advisors) has been granted access to the information and documents contained in the Data Room to their satisfaction, have been afforded the opportunity to discuss the same with the management of the Company. In entering into this Agreement, the Purchaser has relied upon its own review and analysis of the information contained in the Data Room and in this Agreement (including its schedules which have been prepared by the Sellers) and upon its own independent investigations.
F.
Based on the above, the Purchaser has confirmed its interest and wishes to buy the Securities from the Sellers who wish to sell the Securities to the Purchaser, under the terms and conditions of this agreement (the “Agreement”).

IT IS AGREED AS FOLLOWS:

1.
DEFINITIONS AND INTERPRETATION
1.1.
Definitions

In the Agreement, unless the context otherwise requires:

“Accounts”

means:

- the balance sheet of each Group Companies made up as at December 31, 2022;

- the profit and loss account of each Group Companies in respect of the financial year ended on December 31, 2022; and

- balance sheet & profit and loss accounts for the Group Companies as at May 31st 2023;

as set out in Schedule 9.5.1 (Accounts) and includes all notes thereto and the related management reports.

“Affiliate”

means, in relation to a person, any other person that, directly or indirectly, through one or more intermediaries, Controls or is Controlled by or is under common Control with such person, in each case from time to time, it being specified that the portfolio companies of the Selling Funds shall not be considered Affiliates for the purpose of this Agreement.

“Agreement”	means this share purchase agreement and each of its Schedules, as such agreement may be amended from time to time.
“Applicable Regulations”

means all Laws and guidelines issued by an Authority from time to time in force that apply to the products, the manufacture, sale, supply, distribution and marketing and advertising of the products, and the business and activities carried on by the Group Companies, and any request by any Authority relating to any of the foregoing.

“Authority”

means any competent governmental, administrative, supervisory, regulatory, judicial, disciplinary, enforcement or tax raising body, authority, agency, commission, board, organization, court or tribunal of any jurisdiction, whether supranational, national, regional or local and any subdivision, department or branch of any of the foregoing.

“Balance Sheet Date”	means May 31, 2023.
“Bridge Financing”	has the meaning given in Clause 6.6.
“Business”	has the meaning given in paragraph C of the Preamble hereto.
“Business Day”	means a day (other than a Saturday or Sunday) on which banks and financial markets are open in Paris.
“Change of Control”	occurs where a person who Controls any body corporate ceases to do so or if another person acquires Control of such body corporate.
“Claim”	means any claim by the Purchaser for the payment of a Refund by the Sellers in accordance with Clause 11.

“Clinical Trial”

means a human clinical study involving the Simeox Airway Clearance System that is designed to investigate the device’s safety and/or efficacy for its intended use, establish substantial equivalence to a predicate device, and/or to obtain marketing authorization.

“Claim Notice”	has the meaning given in Clause 11.8.
“Consideration”	means the aggregate consideration to be paid by the Purchaser for the Securities.
“Control”	means, in relation to any entity, the control as defined by article L.233-3 of the French Commercial Code.
“Company”	has the meaning given in the description of the Parties to the Agreement.
“Completion”	means completion of the Transaction in accordance with Clause 7.
“Completion Date”	means the date on which Completion takes place.
“Conditions”	means the conditions precedent set out in Clause 5.
“Confidential Information”	has the meaning given in Clause 13.
“Data Protection Law”

means any data protection and privacy legislation anywhere in the world applicable to the Group Companies, including but not limited to (i) the French Act No. 78-17 dated 6 January 1978 relating to computer systems, files and civil liberties (“Loi Informatique et Libertés”) as amended by the French Act No. 2018-493 dated 20 June 2018, (ii) the General Data Protection Regulation (EU) 2016/679 dated 27 April 2016 (“GDPR”) relating to the protection of natural persons with regards to the processing of personal data and on the free movement of such data, (iv) the United States Gramm-Leach-Bliley Act, the United States Federal Trade Commission Act, the United States CAN-SPAM Act, the United States Telephone Consumer Protection Action (TCPA), the California Consumer Privacy Act, as well as all mandatory guidelines and all regulations issued by any relevant competent Authority relating to data protection, and (iv) all relevant statutory codes of practice and guidance issued by any competent Authority.

“Data Room”

means the virtual data room hosted by Datasite containing certain documents and information relating to the Group to which the Purchaser and its advisers have had a permanent access until the date hereof.

“Development Costs”

shall mean all costs incurred by the Purchaser’s Group, the Company or any of its Affiliates in order to achieve Milestone 2 and notably the costs incurred by the Purchaser’s Group, the Company to carry out the required clinical trials.

“Disclosed Information”	means the information disclosed in this Agreement (including its Schedules).
“Draft Completion Statement”	has the meaning given in paragraph 1 (a) of Schedule 3.2 (Completion Statement).
“Earn-Outs”	has the meaning given in Clause 4.1.

“Earn-Out Period”	has the meaning given in Clause 4.1.
“Encumbrance”

means any security interest, mortgage, charge, pledge, lien, assignment or fiducie by way of security, hypothecation, title retention, easement, burden, or other restriction or limitation of any kind to the rights of disposal, ownership or assignment of an asset (including any right to acquire, call option, tag along, drag along, preference or pre-emption right) whether created by Law, by contract or otherwise, other than any restriction or limitation imposed by this Agreement.

“Environmental Law”

means all Law relating directly or indirectly to the protection, or prevention of the pollution of, the environment or the regulation of emissions, discharges, or releases of hazardous substances into the environment, or the regulation of the use, treatment, storage, burial, disposal, transport or handling of hazardous substances.

“Escrow Agent”	has the meaning given in Clause 3.2.1(b).
“Escrow Agreement”	has the meaning given in Clause 3.2.1(b).
“Escrow Amount”	has the meaning given in Clause 3.2.1(b).
“Estimated Net Debt Amount”

means the reasonable estimate of the Net Debt Amount calculated in accordance with Schedule 3.1 (Accounting Definitions and Principles) and delivered by the Sellers’ Representative to the Purchaser in the Pre-Completion Statement.

“Existing Facilities”	has the meaning given in Clause 9.9.1.
“Exercisable Securities”	has the meaning given in Clause 6.7.1.
“Fairly Disclosed”

means disclosed with sufficient details and in a manner so that a buyer working with professional advisers would be reasonably likely to identify the nature and scope of the risk or matter disclosed and make an accurate assessment of the extent and financial consequences of the matter disclosed.

“FDA”	means the United States Food and Drug Administration.
“Final Completion Statement”	has the meaning given in paragraph 1 (d) of Schedule 3.2 (Completion Statement).
“Final Consideration”	has the meaning given in Clause 3.1.
“Foreign Investment Authorization”

means the confirmation from the French Ministry of Economy that the Transaction contemplated hereby falls outside the scope of prior approval pursuant to L.151-1 and R.151-1 et seq. of the French Monetary and Financial Code, or (ii) the authorization of the Transaction contemplated hereby (without any further conditions) by the French Ministry of Economy pursuant to articles L.151-1 and R.151-1 et seq. of the French Monetary and Financial Code.

“Founder”	has the meaning given in the description of the Parties to the Agreement.
“Fundamental Warranties”	means the representations and warranties set forth in Clause 9.2 (Capacity and Authority), Clause 9.3 (Securities in the Group Companies),Clause 9.4 (Constitutional and Corporate Documents).

“Group”	means, together the Company and the Subsidiary.
“Group Company”	means any member of the Group.
“Initial Consideration”	has the meaning given in Clause 3.1.
“Intellectual Property Rights”

means Registrable IP, Software and any other intellectual property including but not limited to copyrights and design rights, moral rights to the extent permitted by applicable Laws, trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), databases, including the benefit of all applications, derivative products, and rights relating to the foregoing.

“IT Systems”

means all computer hardware, including peripherals and ancillary equipment and network and telecommunications equipment, and all computer software, including associated proprietary materials, user manuals and other related documentation, used by any of the Group Companies.

“Key Employees”	has the meaning given in Clause 9.20.1.
“Laws”

means, with respect to any person, any national, transnational, foreign or local law, all applicable legislation, constitution, statutes, transposed directives, regulations, treaty, convention, applicable collective bargaining agreement, decrees, ordinances, rules, order, injunction, judgement, ruling, instruments, codes and other legislative measures or decisions having the force of law or other similar requirement enacted, adopted, promulgated or applied by any Authority that is binding upon or applicable to such person, as interpreted under case-law or the guidance and instructions of any Authority, as amended unless expressly specified otherwise.

“Long Stop Date”

means 31 October 2023 at midnight or such later date as may be agreed in writing by the Sellers and the Purchaser being specified that if the FDI Condition is not satisfied prior to 31 October 2023, but the Purchaser has diligently submitted a filing to the French Ministry, then the Long Stop Date shall be extended for an additional thirty (30) calendar days.

“Losses”

means all liabilities, damages and penalties, resulting in a direct cash-out (excluding in particular, for the avoidance of doubt, any decrease of the amount of losses carried forward for tax purposes), as well as any reasonable expenses, but excluding any consequential losses, loss of profit (manque à gagner), lost opportunities (perte de chance) and loss of reputation (préjudice d’image).

“Managers”	means the legal representatives (mandataires sociaux) of the Group Companies, which are listed in Schedule 9.20.2.
“Material Adverse Effect”

means any unexpected change, situation, circumstance or event which cannot be reasonably foreseen on the date of this Agreement and which has a material and adverse effect on the Business or the financial situation of the Group resulting in an amount exceeding EUR 5,000,000, but excluding any change or effect arising from or relating to (a) general business or economic conditions, including such conditions related to the business of the Group Companies, (b) national or international political or social conditions, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack, (c) general financial, banking, or securities markets, and (d) the taking of any action required by this Agreement and the other agreements contemplated hereby.

“Material Contract”	means any contracts entered into by the Company or the Subsidiary which have a value exceeding EUR 100,000 per year.
“Milestone 1”

shall mean FDA de novo authorization or 510(k) clearance of the Simeox Airway Clearance System without a requirement for Clinical Trial(s) beyond those that are completed or ongoing (at least 1 (one) enrolled participant) at the time of Completion being obtained by the Company or any of its Affiliates.

“Milestone 2”

shall mean FDA de novo authorization or 510(k) clearance of the Simeox Airway Clearance System with a requirement for Clinical Trial(s) beyond those that are completed or ongoing (at least 1 (one) enrolled participant) at the time of Completion being obtained by the Company or any of its Affiliates.

“Milestone Payment”	has the meaning given in Clause 4.1
“Net Debt Amount”	has the meaning given in paragraph 1.1 of Schedule 3.1 (Accounting Definitions and Principles).
“Non-Representing Sellers”	shall mean the Sellers other than the Representing Seller.
“Ordinary Course of Business”

means an action which is (i) consistent with each Group Company’s practices prior to the date hereof and/or prior to the Completion Date and (ii) taken in the ordinary course of each Group Company’s normal day-to-day operations.

“Person”	means any physical or legal person
“Personal Data”	means any information relating to an identified or identifiable natural person, protected by and within the scope of Data Protection Laws.
“Pivot Bank Account”	means the Pivot bank account the details of which shall be notified to the Purchaser in the Pre-Completion Statement.
“Pre-Completion Statement”	has the meaning given in Clause 7.1.
“Proceeding”	means any action, arbitration, audit, examination, hearing, investigation, litigation, suit, or other administrative proceedings or court proceedings.
“Properties”	has the meaning given in Clause 9.21.1.
“Prohibited Area”	has the meaning given in Clause 12.5.
“Purchaser”	has the meaning given in the description of the Parties to the Agreement.
“Purchaser’s Group”	means the Purchaser and each of its Affiliates.

“Refund”	has the meaning given in Clause 11.
“Registrable IP”

means all inventions (whether patentable or not and whether or not reduced to practice), patents, designs, trademarks, logos, trade names, corporate names, domain names, social media accounts and user names, including the benefit of all applications derivative products, and rights relating to the foregoing.

“Reporting Accountants”

means an independent firm of internationally recognized chartered accountants not in contract or in business relationship with either the Purchaser or the Sellers, to be agreed upon by the Sellers’ Representative and the Purchaser within five (10) Business Days of a notice by one to the other requiring such agreement or, failing such agreement, to be nominated on the application of either of them by the President of the Commercial Court of Aix-en-Provence ruling under the form of summary proceedings without recourse (statuant en la forme des référés et sans recours possible).

“Representatives”	means, in relation to a Party, its Affiliates and its directors, officers, employees, agents, auditors, consultants and advisers as well as those of its Affiliates.
“Representing Seller”	shall mean the Founder.
“Respective Portion”	means the portion of Consideration to be received by each respective Seller under Clause 3.2 to be included in the Pre-Completion Statement.
“Restricted Person”	shall have the meaning given in Clause 11.
“Securities”	means all the securities issued by the Group Companies as set out in Schedule 1(Allocation of the Securities) as updated in the Pre-Completion Statement in accordance with Clause 7.1.
“Sellers”	has the meaning given in the description of the Parties to the Agreement.
“Representing Seller’s Knowledge”	means the knowledge, information and belief of the Representing Seller after it has made due and careful enquiries.
“Sellers Representative”	has the meaning given in Clause 13.
“Seller’s Group”	means the Sellers and any of their Affiliates, from time to time (but excluding, for the avoidance of doubt, the Group Companies).
“Selling Funds”	has the meaning given in the description of the Parties to the Agreement.
“Software”

means all (a) computer programs and other software, whether in source code, object code or other form, including libraries, application programming interfaces, software development kits; (b) computerized databased and other collections of data or information; (c) screens, users’ interfaces, menus, buttons and icons related to any of the foregoing; (d) descriptions, flow-charts, architectures, development tools; and I all documentation associated to such elements.

“Source Jurisdiction”	has the meaning given in Clause 9.22.23.

“Strike Portion”	has the meaning given in Clause 6.7.2.
“Subsidiary”	has the meaning given in paragraph B of the Preamble hereto.
“Target Working Capital Amount”

means the reasonable estimate of the Working Capital Amount determined on the date hereof in accordance with paragraph 1.2 of Schedule 3.1 (Accounting Definitions and Principles) and amounting to EUR 417,000.

“Tax”

means, in any jurisdiction, (i) all taxes, direct or indirect, customs, duties, levies, fees, assessments, contributions, deficiencies, assessment tariffs and charges of any kind (including the obligation to escheat or otherwise turn over abandoned, presumed abandoned or unclaimed property or assets, whether or not currently escheatable or reportable), whether payable directly or by withholding, including without limitation, income, alternative minimum, add-on minimum, accumulated earnings, personal holding company, net worth, receipts, gross receipts, capital, share surplus, property, sales, use, customs, ad valorem, value added, gains, transfer, franchise, profits, windfall or excess profits, capital stock, license, withholding, excise, goods and services, severance, stamp, conveyance, mortgage, registration, documentary, recording, premium, environmental, natural service, intangibles, rent, occupancy, disability, worker’s compensation, employment and social security taxes (including any payroll-related and social security charges and health, unemployment, housing, family allowances, pension or retirement contributions), together with any interest, fines, surcharges, penalties, or additions thereto, whether civil or criminal and whether or not disputed, imposed, assessed or collected by or under the authority of any French or foreign Tax Authority, (ii) any penalty or fine applicable further to the non-filing or filing of any Tax Return, and (iii) any liability for the payment of any amounts of the type described in paragraph (i) above as a result of being a member of a consolidated, combined, unitary or aggregate group for any taxable period and any liability for the payment of any amounts of the type described above or as a result of being a transferee or successor to any person or as a result of any obligation to indemnify any other person or payable pursuant to any tax sharing agreement or any other agreement relating to the sharing or payment of any such amount.

“Tax Authority”	means any Authority (whether within or outside France) competent to impose a liability for or to collect Tax.
“Tax Relief”

includes any loss, relief, allowance, credit, deduction, exemption or set‑off in respect of any Tax or relevant to the computation of any income, profits gains or basis for the purposes of any Tax (including, for the avoidance of doubt, Tax losses carry forward), or any repayment of or saving of Tax and any reference to the use or set off of a relief shall be construed accordingly.

“Tax Return”

means and includes any return, estimate, notice, report, claim, election, information return, loss surrender agreement, information statement, forms, declaration or other document, any consolidated, affiliated, combined or unitary versions of the same, any schedule or attachment thereto and any amendment thereof prescribed by Laws, filed or required to be filed with any Authority in connection with any determination, assessment, reporting, payment, collection or administration of any Tax or any information or documentary obligation imposed by any Tax law applicable to the Group Companies.

“Third-Party”	means any person that is not a Party nor a Group Company.
“Third-Party Claim”	has the meaning given in Clause 11.8.1.
“Transaction”	means the sale and purchase of the Securities by the Sellers to the Purchaser and any other transactions contemplated by the Agreement and/or the other Transaction Documents.
“Transaction Documents”	means the Agreement, and any other documents in connection with the Transaction as each of such agreements may be amended from time to time.
“Warranties”	means the representations and warranties set out in Clause 9.
“Working Capital Amount”	means the working capital determined in accordance with paragraph 1.2 of Schedule 3.1(Accounting Definitions and Principles).

1.2.
Interpretation
1.2.1.
In the Agreement, unless the context otherwise requires:
(a)
except if otherwise specified, references to clauses and schedules are references to Clauses of and Schedules to the Agreement, references to paragraphs are references to paragraphs of the Clause and the Schedule in which the reference appears and references to the Agreement include the Schedules;
(b)
references to the singular shall include the plural and vice versa and references to one gender include any other gender;
(c)
references to a “Party” means a party to the Agreement and includes its successors in title, personal representatives and permitted assignees;
(d)
references to a “person” includes any individual, partnership, company, association, trust, union or organization, public or private, in each case whether or not having separate legal personality, and including any Authority;
(e)
references to a “company” includes any company, corporation or other body corporate irrespective of its legal form, wherever and however incorporated or established;
(f)
references to “EUR”, “euros”, or “€” are references to the lawful currency from time to time of France;
(g)
references to “USD”, “dollars”, or “$” are references to the lawful currency from time to time of the United States;
(h)
the terms “best efforts”, “commercially reasonable efforts” and “reasonable efforts” shall be interpreted as an obligation de moyens under French law;
(i)
references to times of the day are to Paris time unless otherwise stated; and

(j)
general words shall not be given a restrictive meaning because they are followed by words which are particular examples of the acts, matters or things covered by the general words and the words “includes” and “including” shall be construed without limitation.
1.2.2.
The headings and sub-headings in the Agreement are inserted for convenience only and shall have no legal effect.
1.2.3.
Each of the schedules to the Agreement shall form part of the Agreement.
1.2.4.
References to the Agreement include the Agreement as amended or varied in accordance with its terms.
2.
SALE OF SECURITIES
2.1.
On the terms and subject to the conditions set out in the Agreement, the Sellers shall sell to the Purchaser and the Purchaser shall purchase from the Sellers, the Securities set forth opposite each Seller’s name in Schedule 1 (Allocation of the Securities), as updated in the Pre-Completion Statement in accordance with Clause 7.1, with effect from Completion, free from all Encumbrances, together with all rights attaching to such Securities as at Completion (including all dividends and distributions declared, paid or made in respect of the Securities after the Completion Date).
2.2.
Without prejudice to any other rights and remedies the Purchaser may have, the Purchaser shall not be obliged to complete the sale and purchase of any of the Securities unless the sale and purchase of all of the Securities is completed simultaneously.

3.
UPFRONT CONSIDERATION
3.1.
Determination of the consideration
3.1.1.
The aggregate purchase price for the sale of the Securities shall be the sum of thirty-two million US dollars (USD 32,000,000) minus the absolute amount of Estimated Net Debt Amount (if positive) or plus the absolute amount of the Estimated Net Debt Amount (if negative), as notified by the Sellers Representative to the Purchaser in the Pre-Completion Statement referred to in Clause 7.1 (the resulting amount being referred to hereinafter as the “Initial Consideration”), subject to the adjustments as set out (i) in Clause 3.1.2, (ii) in Clause 6.6.2 as a result of the Additional Drawdown, as the case may be, and (iii) the Earn-Outs referred to in Clause 4 as the case may be (the Initial Consideration so adjusted being referred to hereinafter as the “Final Consideration”).
3.1.2.
Following Completion, the Initial Consideration shall be adjusted as follows, as the case may be provided that the Parties shall comply with the requirements set out in Schedule 3.1 (Accounting Definitions and Principles) to calculate such adjustments:
(a)
there shall be deducted an amount, if any, by which the Net Debt Amount exceeds the Estimated Net Debt Amount;
(b)
there shall be added an amount, if any, by which the Estimated Net Debt Amount exceeds the Net Debt Amount;

(c)
there shall be deducted an amount, if any, by which the Target Working Capital Amount exceeds the Working Capital Amount; and
(d)
there shall be added an amount, if any, by which the Working Capital Amount exceeds the Target Working Capital Amount.

It is specifically agreed by the Parties that any decrease of the Initial Consideration based on this Clause 3.1.2 shall be exclusively treated as a decrease (by way of debt set-off (compensation de créance)) of the Earn-Outs. In particular, no additional cash payment shall be required from the Sellers to the Purchaser in case of an adjustment under this Clause 3.1.2 and in case no Earn-Outs would be due at the end of the Earn-Out Period, the Purchaser shall not have any remedy or recourse against the Sellers in this respect.

3.2.
Payment of the consideration
3.2.1.
On the Completion Date the Purchaser shall pay the Initial Consideration as follows:
(a)
ninety-five (95) per cent (%) of the amount corresponding to the Initial Consideration less the Strike Portion shall be paid in immediately available funds by wire transfer to the Pivot Bank Account;
(b)
the Strike Portion shall be paid in immediately available funds by wire transfer to the bank account of the Company, in the amount notified by the Sellers’ Representative in the Pre-Completion Statement;
(c)
five (5) per cent (%) of the Initial Consideration (the “Escrow Amount”) to the “Séquestre Juridique de l’Ordre des Avocats du Barreau de Paris”, as an escrow agent (the “Escrow Agent”), to be held in accordance with the terms and conditions of an escrow agreement to be entered into on the Completion Date by and among the Purchaser, the Sellers Representative and the Escrow Agent, in a form to be agreed in good faith between the Sellers and the Purchaser (the “Escrow Agreement”).
3.2.2.
The Escrow Amount shall be held as security for fulfillment of the Sellers’ obligations under this Agreement (whether obligations of payment, obligations relating to the representations and warranties and/or fulfillment of covenants contained in the Agreement). The Escrow Amount shall be held as security for the repayment obligations of the Sellers under Clause 11 (Refund by the Sellers), as follows:
(a)
the Purchaser and the Sellers Representative may at any time address a joint notice to the Escrow Agent to release all or part of the Escrow Amount in a form attached as exhibit to the Escrow Agreement;
(b)
fifty percent (50%) of (i) the Escrow Amount, less (ii) the amount of any claim(s) against the Sellers that the Purchaser has raised as at the first anniversary date of the Completion Date in accordance with the terms and conditions of Clause 11 (Refund by the Sellers) and which is(are) unsettled as of such date, shall be released to the Pivot Bank Account on the first anniversary of the Completion Date;
(c)
upon the second anniversary date of the Completion Date (the “Final Release Date”), the remaining balance of the Escrow Amount at that date shall automatically be released to the Pivot Bank Account;

(d)
as an exception to subparagraph (c) above and in accordance with the provisions of the Escrow Agreement, if one or more claims have been duly notified by the Purchaser to the Sellers Representative in accordance with the terms of Clause 11 (Refund by the Sellers) prior to the Final Release Date, the Purchaser and the Sellers Representative shall address a joint notice to the Escrow Agent instructing the Escrow Agent to continue to hold an amount corresponding to such claims, in accordance with the provisions of the Escrow Agreement.
3.2.3.
No later than five (5) Business Days following the date on which the Final Completion Statement is finally determined in accordance with the provisions of Schedule 3.2 (Completion Statement), if the Final Consideration exceeds the Initial Consideration, then the Purchaser shall pay to the Pivot Bank Account an amount equal to such excess.
3.2.4.
If the Initial Consideration exceeds the Final Consideration, the amount equal to such excess shall be first paid out of the Escrow Amount by way of debt set off (compensation de créances) and the remaining balance (if any) shall be paid out of the Earn-Out amounts (if any), in accordance with Clause 3.1.2 of this Agreement.
3.2.5.
The Parties agree that any payment to be made pursuant to this Clause 3 may be reduced by the Purchaser by, or offset by the Purchaser against, the amount of any Claim made by the Purchaser against the Sellers pursuant to Clause 11 (Refund by the Seller) that has become final, due and payable pursuant to the terms of this Agreement.
3.2.6.
Subject to the payment which shall be made to the Escrow Agent, any payment required to be made by the Purchaser under this Clause 3.2 shall be made on the Pivot Bank Account. As soon as the Purchaser will have paid the Initial Consideration and, as the case may be, the Earn-Outs (as may be adjusted pursuant to Clause 3.1.2) on the Pivot Bank Account, the Purchaser will have satisfied with all its payment obligations to the Sellers in respect of, respectively, the Initial Consideration and the Earn-Outs. The Sellers shall be responsible for the sub-sequent allocation of each Seller’s Respective Portion and release the Purchaser from any liability in this respect. The Purchaser shall not be concerned with, or have any liability whatsoever with respect to, the allocation of the Consideration and the Earn-Outs among the Sellers.

4.
EARN-OUT PAYMENTS SUBJECT TO ACHIEVEMENT OF MILESTONES
4.1.
Milestone Payment

Pursuant to the terms of this Clause 4, the Sellers shall be entitled to receive additional consideration (the “Earn-Outs”) of a maximal amount of up to thirteen million US dollars (USD 13,000,000) subject to the achievement of any of the following milestones at the latest on the day which shall be the fourth (4th) anniversary of the Completion Date (“Earn-Out Period”):

4.1.1.
Milestone 1. An amount of USD 13,000,000 (the “Milestone 1 Payment”), shall be payable to the Sellers no later than ten (10) Business Days following the achievement of Milestone 1 (the “Milestone 1 Payment Date”), subject to the satisfaction of the Milestone 1;

OR

4.1.2.
Milestone 2. Should Milestone 1 not be achieved, an amount of (A) USD 11,000,000 less (B) the Development Costs (the “Milestone 2 Payment” and together with the Milestone 1

Payment and for definition purposes only, the “Milestone Payments”), shall be payable to the Sellers no later than ten (10) Business Days following the achievement of Milestone 2 (the “Milestone 2 Payment Date”), subject to the satisfaction of the Milestone 2.
4.2.
Common principles
4.2.1.
Subject to the terms and conditions set forth in this Agreement and any adjustment provided hereof, the Milestone Payments, if applicable, will be payable to the Sellers in cash in immediately available funds to the Pivot Bank Account.
4.2.2.
The Sellers acknowledge and agree that there is no assurance that they will receive any amount under the Milestone Payments, which shall be contingent upon the achievement of respectively the Milestone 1 or the Milestone 2. The Sellers understand and agree that (i) the contingent rights to receive one of the Milestone Payments are solely a contractual right and is not a security for purposes of any applicable Laws (and shall confer upon the Sellers only the rights of a general unsecured creditor under applicable Law); (ii) the contingent rights to receive one of the Milestone Payments shall not be represented by any form of certificate or other instrument, are not transferable, except by operation of Laws relating to descent and distribution, divorce and community property, and do not constitute an equity or ownership interest in Purchaser or the Company; (iii) the Sellers shall not have any rights as a security holder vis-à-vis Purchaser or the Company as a result of the Sellers’ contingent right to receive one of the Milestone Payments hereunder, and (iv) no interest is payable with respect to any of the Milestone Payments.
4.2.3.
The Parties acknowledge and agree that the Milestone Payments shall be treated as an adjustment to the Initial Consideration under this Agreement.
4.2.4.
Any disagreement between the Parties regarding the Milestone Payments shall be settled by applying the procedure for the settlement of disputes by the Reporting Accountant as set forth in Clause 2 of Schedule 3.2 (Completion Statement).
4.2.5.
The Parties agree that any payment to be made pursuant to this Clause 4 may be reduced by the Purchaser by, or offset by the Purchaser against, (i) the amount of any Claim made by the Purchaser against the Sellers pursuant to Clause 11 (Refund by the Seller) that has become final, due and payable pursuant to the terms of this Agreement and/or (ii) the amount of any price adjustment pursuant to Clause 3.1.2.
4.2.6.
The Purchaser hereby undertakes to make its best efforts and cooperate in good faith with the Group Companies in order (i) to achieve either Milestone 1 or Milestone 2 and (ii) to ensure that the Group Companies have the operational and financial means as well as the human resources necessary to achieve Milestone 1 or Milestone 2.
4.3.
The Sellers acknowledge and agree that the Purchaser shall be responsible for the management, supervision, direction and control of the Company as from the Completion Date at its sole discretion.
4.4.
Notwithstanding the above, the Purchaser undertakes not to, and shall procure (se porte fort) that the Group Companies do not:
(i)
dismiss Mr. Laurent MORIN and Jean-Patrick SANNA from their Employee position during a twelve (12) months period following the Completion Date, except in case of gross negligence (faute lourde) or serious misconduct (faute grave) by the relevant Employee (as such terms are defined by French case law of the chambre sociale of the Cour de cassation); or
(ii)
dismiss the Founder as legal representative or, as the case may be, employee of the Company, during a twelve (12) months period following the Completion Date, except in case of gross negligence (faute lourde) or serious misconduct (faute grave) by the Founder (as such terms are defined by French case law of the chambre sociale of the Cour de cassation).
5.
CONDITIONS
5.1.
Conditions to Completion

Completion shall be subject to each of the following conditions being satisfied by the Long Stop Date (unless waived in accordance with Clause 5.3):

(i)
The Foreign Investment Authorization shall have been obtained and shall be in full force and effect (the "FDI Condition");

(ii)
Each of the representations and warranties of the Sellers set forth in Clause 9 below, shall be true and correct in all respects as of the Completion Date (except to the extent such representations and warranties speak expressly as of an earlier date, in which case such representations and warranties shall be true and correct in all respects as of such earlier date) as though made on and as of such date;

(iii)
The Sellers shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Completion Date;

(iv)
All Exercisable Securities shall have been either converted or exercised against Securities being transferred under the terms of this Agreement or terminated or waived by their beneficiaries;

(v)
No circumstance, event or fact exists that may have a Material Adverse Effect;

(vi)
The persons listed in Schedule 5.1(vi) shall have executed a new employment agreement with the Company in a form satisfactory to the Purchaser;

(vii)
The persons or entities listed in Schedule 5.1(vii) shall have executed valid intellectual property rights assignment agreements to the benefit of the Company.

5.2.
Cooperation
5.2.1.
The Sellers and the Purchaser shall use all reasonable endeavors (so far as lies within their respective powers) to procure that the Conditions are satisfied as soon as practicable and, in any event, no later than the Long Stop Date, and shall not, and shall procure that none of their respective Affiliates or Representatives shall take any actions that could reasonably be expected to adversely affect the satisfaction of the Conditions.
5.2.2.
The Sellers agree to cooperate fully and cause the Group Companies to cooperate fully with the Purchaser upon its request, in providing the Purchaser such assistance and information as is reasonably necessary for the Purchaser to make the relevant filings with the competent Authority and in particular each Seller agrees that as soon as possible following the date of this Agreement, it will provide to the Purchaser any and all documents, data and other information which are reasonably required to prepare, modify or supplement filings that are required to be made in connection with the Transaction.
5.2.3.
Upon any Party becoming aware that any of the Conditions have been satisfied, it shall promptly notify the other Parties in writing of the satisfaction of such Condition (and in the case of a notification required to be made by the Purchaser, such notification will be deemed to be made to the Sellers if the notification is made to the Sellers Representative).
5.2.4.
Each Party shall bear its own costs and expenses incurred in relation to the satisfaction of the Conditions. In particular, the Purchaser shall pay any and all filing and similar fees in connection with the filings to be made to obtain the Foreign Investment Authorization. With respect to the FDI Condition, the Purchaser, with the assistance of the Sellers and the Group Companies, undertakes to make its best efforts to:
(i)
submit a full and accurate filing or pre-filing to the French Ministry of Economy in respect of the Foreign Investment Authorization promptly following the date of this Agreement, and in any event, within ten (10) Business Days of the date hereof (subject to the Sellers having duly and promptly provided all the necessary information and documents to do so);
(ii)
use its best efforts to avoid any suspension of the time period for clearance (subject to the Sellers having duly and promptly provided all the necessary information and documents);
(iii)
take all reasonable steps necessary to secure the obtaining of the Foreign Investment Authorization or requested by the French Ministry of Economy in respect of the Foreign Investment Authorization as soon as reasonably possible after the date of this Agreement, save in the event that such steps may materially impair or shall be materially detrimental to the Purchaser’s Group business;
(iv)
provide the Sellers Representative with drafts of any filings and of any other material documentation prior to their submission to the French Ministry of Economy (it being acknowledged that such drafts and/or documents may be shared on a confidential outside counsel to counsel basis only) sufficiently in advance to allow the Sellers and/or their advisers to provide comments on those drafts, and to take account of any reasonable comments;
(v)
respond as soon as reasonably practicable (subject to the Sellers having duly and promptly provided all the necessary information and documents) to all enquiries received from the French Ministry of Economy for additional information or documentation and to supplement such filings as reasonably requested by the French Ministry of Economy;
(vi)
keep the Sellers Representative informed of material contact with the French Ministry of Economy and, if and to the extent permitted by applicable Law, provide the Sellers Representative with copies of all material relevant documentation in relation thereto (if and to the extent such information relates to the Group) and allow, as far as accepted by the French Ministry of Economy, the Sellers Representative and/or their advisers to participate in any call or meeting with the French Ministry of Economy; and
(vii)
notify the Sellers Representative:
a.
of the making of any formal notification or material submission to the French Ministry of Economy on the date on which it is filed,
b.
upon becoming aware of any event, fact or circumstance that could result in the obtaining of the Foreign Investment Authorization being delayed or denied or of a phase II (or similar) examination being initiated by the French Ministry of Economy,
c.
of the obtaining of the Foreign Investment Authorization within three (3) Business Days after its receipt.
5.3.
Termination or Waiver
5.3.1.
The Purchaser may, to such extent as it thinks fit and is legally entitled to do so, waive the Conditions set out in Clause 5.1 in whole or in part, by written notice to the Sellers Representative.
5.3.2.
If at any time any Party becomes aware of any event, circumstance or condition that would be reasonably likely to prevent a Condition being satisfied, it shall forthwith notify the other Parties in writing (and in the case of a notification required to be made by the Purchaser, such notification will be deemed to be made to the Sellers if the notification is made to the Sellers Representative).
5.3.3.
If any of the Conditions set out in Clause 5.1 are not satisfied or waived in accordance with Clause 5.3.1 by the Long Stop Date, then the Purchaser shall have the right, in its sole discretion, to terminate the Agreement by notice being given to the Sellers’ Representative.
5.3.4.
In the event of termination in accordance with this Clause, the Agreement shall cease to have effect immediately except for the provisions of Clauses 1, 14, 16, 17 and 18 and neither Party shall have any claim against any other Party, save for any claim arising from a breach of any of the undertakings under this Clause 5.

6.
PRE-COMPLETION OBLIGATIONS
6.1.
Conduct of business up to Completion
6.1.1.
Except as otherwise expressly permitted under the Agreement (including Schedule 6.1.1 (permitted actions)) or with the prior written consent of the Purchaser, the Sellers shall from the date of the Agreement until Completion:
(i)
procure that each Group Company carries on its business only in the Ordinary Course of Business and takes all reasonable steps to preserve and protect its assets and goodwill, including its existing relationships with customers and suppliers;

(ii)
not create any Encumbrance over, or sell or dispose of, the Securities or any interest in any share or loan capital or other security of any of the Group Companies;

(iii)
procure that all policies of insurance in which any of the Group Companies has an interest continue in full force and effect and are complied with, that the level of insurance cover is maintained, that nothing is done which would make any such policy void or voidable;

(iv)
procure that none of the Group Companies:

a)
creates, allots, issues, redeems or repurchases any share, loan capital or other security or grants any options over, or any other right in respect of, any share, loan capital or other security;

b)
enters into any transaction with any member of any Seller’s Group, other than in the Ordinary Course of Business;

c)
makes any payments other than routine payments in the Ordinary Course of Business;

d)
assumes or incurs any liability, obligation or expense (actual or contingent) except in the ordinary and usual course of business on normal arm’ s length terms;

e)
declares, makes or pays a dividend or other distribution (whether in cash, stock or in kind) or makes any reduction of its paid-up share capital;

f)
creates, grants, issues or varies any Encumbrance over its shares, assets or undertaking;

g)
makes any alteration to its constitutional documents;

h)
makes any material changes to the accounting procedures or principles by reference to which its accounts are prepared or its accounting reference date (save as may be necessary to comply with changes in statements of standard accounting practice);

i)
fails to settle in accordance with the payment procedures and timescales normally observed by the Group any debts incurred in the normal course of trading;

j)
incurs any capital expenditure in excess of € 20,000 or any capital expenditure on any individual item in excess of € 20,000;

k)
borrows any money (other than by bank overdraft or similar facility in the Ordinary Course of Business and within limits subsisting at the date of the Agreement, provided that Sellers’ Representative will provide the Purchaser with a detailed accounting of the use such proceeds) or enters into any foreign exchange contracts, interest rate swaps or other derivative instruments;

l)
enters into any joint venture, partnership or agreement or arrangement for the sharing of profits or assets;

m)
acquires (whether by one transaction of by a series of transactions) the whole, or a substantial or material part of the business, undertaking or assets of any other person;

n)
disposes of (whether by one transaction or by a series of transactions) the whole or any substantial or material part of its business, undertaking or any other of its assets;

o)
grants or modifies the terms of any loans or other financial facilities or any guarantees or indemnities for the benefit of any person;

p)
enters into any lease, lease hire or hire purchase agreement or agreement for payment on deferred terms;

q)
enters into, makes a bid, tender, proposal or offer likely to modify or terminate any Material Contract;

r)
institutes, engages in or settles any legal proceedings (except in respect of debt collection in the Ordinary Course of Business);

s)
engages or employs or makes any offer to employ any new persons;

t)
takes any steps, directly or indirectly, to terminate the contract of employment of any employee, or induce or attempt to induce any employee to terminate his employment;

u)
makes, any material changes (other than those required by Law) to the terms and conditions of employment (including the provision of any contractual or non-contractual benefits) of employees of the Group (including granting any increase in compensation, new options or other entitlements under existing schemes or benefits);

v)
enters into any collective agreement with respect to the workforce of the Group;

w)
makes any representations to its employees in relation to the Transaction or its consequences;

x)
makes any amendment, other than solely to comply with legislative requirements, to any agreements or arrangements for the payment of pensions or other benefits on retirement to present or former Managers or employee of any of the Group Companies;

y)
enters into any agreement or arrangement (whether in writing or otherwise) for the advance payment of customer receivables;

z)
takes any action or makes any omission which is inconsistent with the provisions of the Agreement or the implementation of the Transaction, or which is or is reasonably likely to constitute or cause or give rise to a breach of any of the Warranties; or

aa)
enters into any agreement or arrangement (whether in writing or otherwise) to do any of the foregoing or allow or permit any of the foregoing; and

bb)
procure that each Group Company allows the Purchaser and its Representatives, upon reasonable notice and during working hours (and except from 1st to 15th of August 2023), access to its books and records, other than materials subject to any, confidentiality restrictions in favor of third parties, and to the Properties and the Group’s management, where such access is reasonably required by the Purchaser for the purpose of monitoring the Group during the period prior to Completion.

6.1.2.
If at any time prior to or at Completion any Sellers, any member of the Sellers’ Group or any of the Group Companies becomes aware that any of the matters set out in Clause 6.1.1 has occurred, or there is a reasonable expectation that any of the matters set out in Clause 6.1.1 might occur, the Sellers shall immediately:
(i)
notify the Purchaser in sufficient detail to enable the Purchaser to make an accurate assessment of the situation (and, for the avoidance of doubt, the delivery of such notice shall not limit or otherwise affect the remedies available to the Purchaser); and

(ii)
if requested by the Purchaser, use its best endeavors to procure that the notified occurrence is prevented or remedied.

6.2.
Seller’s receivables and debts

No later than five (5) Business Days prior to Completion, the Sellers’ Representative shall deliver a written notice to the Purchaser, setting forth the aggregate of all amounts owed as at Completion by any Group Company to any member of the Sellers’ Group, or by any member of the Sellers’ Group to any Group Company, including all accrued interest, if any; together with information on the origin of such amounts and with details of the bank accounts of the relevant members of the Sellers’ Group or of the relevant Group Companies, if any repayments are to be made.

6.3.
Repayment of Existing Facilities

The Company shall do all things necessary to ensure that the Group Companies will repay within fifteen (15) Business Days following Completion at the latest, all outstanding amounts due under the Existing Facilities, together with any applicable prepayment fees and obtain the release from the relevant lenders of any Encumbrances granted for their benefit upon repayment of the corresponding facilities.

To that extent, no later than five (5) Business Days prior to Completion, the Company shall deliver a written notice to the Purchaser, setting forth the aggregate of all amounts owed as at the targeted date for effective repayment of such Existing Facilities by any Group Company under the Existing Facilities, including all principal and accrued interest and any fee, prepayment fee, costs or penalties thereunder; together with information on the origin of such amounts and with details of the corresponding bank accounts of the financial institutions on which repayments shall be made.

6.4.
Relations with the Sellers

The Sellers shall ensure that, upon Completion, all contracts identified in Schedule 6.4 (Contracts with the Sellers’ Group to be terminated on Completion) entered into between certain Group Companies and certain Sellers will be terminated with effect as from the Completion Date, at no cost to any of the Purchaser or any Group Company.

It is further specified that the interests accrued on the 2017 convertible bonds formerly issued by the Company and due to some of the Sellers have been registered as shareholders’ current account advance (avance en compte courant d’associé). Upon Completion, the amount of such shareholder’s current account advance will be reimbursed by the Company.

6.5.
Money laundering and KYC

The Sellers undertake to provide, and to procure that any relevant member of the Sellers’ Group or any relevant Group Company provides, all information and documents necessary as may be required by any member of the Purchaser’ Group in connection with the relevant provisions of Laws relating to anti-money laundering/KYC.

6.6.
Bridge Financing
6.6.1.
On the date of this Agreement, the Purchaser shall subscribe to convertible bonds issued by the Company for an aggregate nominal amount of USD 250,000, the terms and conditions of which are attached hereto as Schedule 6.6 (the “Bridge Financing”). The Company undertakes to use the Bridge Financing for the financing of day-to-day operations, in the Ordinary Course of Business.
6.6.2.
It is expressly agreed between the Parties that, if Completion has not occurred by 15 September 2023 at the latest and unless the Company has notified, before that date, the Purchaser that it does not have any further financing need for the purposes of operating the Group Companies in the Ordinary Course of Business until Completion, the Purchaser undertakes to subscribe and the Company undertakes to issue on September 15th 2023, additional convertible bonds in the form attached hereto as Schedule 6.6 for an additional amount of USD 250,000 (the “Additional Drawdown”), it being specified that in such case, the Initial Consideration shall be reduced by an amount equal to the amount of the Additional Drawdown, if any.
6.7.
Exercise or conversion of the Exercisable Securities
6.7.1.
It is acknowledged that all the securities giving access to the share capital of the Company as set out in Part B of Schedule 2, including founders warrants (BSPCE), warrants (BSA) and convertible bonds (the “Exercisable Securities”) will be either exercised or converted, as the case may be, or terminated or waived by their holders at the latest on the Completion Date. It is agreed between the Parties that the share capital increase resulting from the exercise and/or conversion of such Exercisable Securities will occur on the Completion Date immediately prior to Completion.
6.7.2.
It is expressly agreed by the Parties that, on the Completion Date, the Purchaser shall pay to the Company a portion of the exercise price of the Exercisable Securities held by certain Sellers, as instructed by the Sellers’ Representative in the Pre-Completion Statement, in the name and on behalf of such holders of Exercisable Securities, up to the Respective Portion of the Initial Consideration to be received by such holders of Exercisable Securities (the “Strike Portion”).
6.7.3.
Each of the Exercisable Securities holders intending to exercise or convert its Exercisable Securities on the Completion Date shall, at the latest on the Completion Date, pay to the Company the corresponding subscription price (less the part of it included in the Strike Portion), including, as the case may be, by way of debt set off (compensation de créance) against any bonus granted to them by the Group Companies, as permitted under Schedule 6.1.1 (permitted actions).

7.
COMPLETION
7.1.
Pre-Completion Statement

Within three (3) Business Days after the satisfaction or waiver of the Conditions referred to Clause 5.1(i), the Sellers’ Representative and the Founder shall deliver to the Purchaser a written statement (the “Pre-Completion Statement”) setting out:

(i)
the Completion Date, determined in accordance with Clause 7.2;
(ii)
the Estimated Net Debt Amount and the Initial Consideration resulting therefrom;
(iii)
the updated version of Schedule 1 and Schedule 2 of this Agreement, reflecting the final number of Securities to be held by the respective Sellers on the Completion Date, as a result of the conversion or exercise of the Exercisable Securities;
(iv)
the occurrence of any assignment from a Seller to a personal holding company as per Clause 17.1;
(v)
the allocation of the Initial Consideration among the Sellers according to their Respective Portion, specifying the amount of the Strike Portion be paid on the Completion Date by the Purchaser directly to the Company, in the name and on behalf of certain holders of Exercisable Securities to be identified in the Pre-Completion Notice, in accordance with Clause 6.7.2;
(vi)
all appropriate information regarding the Pivot Bank Account and the bank account of the Company to which payments have to be made to the Sellers and the Company (in accordance with Clause 6.7.2) on the Completion Date;
(vii)
confirmation that (i) the resolutions adopted by the shareholders and the board members, or similar governing body, of the Company authorizing the execution, delivery and performance of this Agreement, and the consummation of all other transactions contemplated by this Agreement were duly adopted, including with respect to the Bridge Financing and the Additional Drawdown, and (ii) the Conditions set forth in Clause 5.1(ii) to Clause 5.1(vii) are satisfied in all respects or, as may be relevant, will be satisfied on the Completion Date.
7.2.
Completion Date

Subject to Clause 5, the completion of the Transaction (the “Completion”) shall take place:

(viii)
five (5) Business Day after the Condition referred to in Clause 5.1(i) is satisfied or waived in accordance with Clause 5 (it being specified that the other Conditions shall be satisfied at the latest on the Completion Date); or
(ix)
at such date as may be agreed upon in writing by the Sellers’ Representative and the Purchaser,

(the “Completion Date”); each Party undertakes to do its best endeavors in order to fulfill the Conditions to the extent within its power and control, as soon as reasonably practicable and at the Long Stop Date at the latest.

7.3.
Actions and deliveries

7.3.1.
At Completion the Sellers Representative shall deliver to the Purchaser or procure the delivery to the Purchaser of:
(i)
share transfer forms(ordre de mouvement) in respect of the Securities set forth against the name of each Seller in Schedule 1, duly executed by the relevant Sellers;
(ii)
the share transfer book (registre de mouvements de titres) and the shareholders’ individual accounts (comptes d’actionnaires) of the Company which shall be up to date, and in which the transfer of all the Securities to the Purchaser shall have been recorded as of the Completion Date;
(iii)
the resignation of each Representative of the Group Companies as listed in
Schedule 7.3.1(iii);
(iv)
the corporate books and statutory register of each Group Company complete and accurate up to the Completion Date;
(v)
written evidence reasonably satisfactory to the Purchaser that, as of the Completion Date, the existing shareholders’ agreement and contractual commitments has been terminated without any cost, penalty, liability or surviving obligation for the Company and all rights and remedies thereunder (in particular in respect of the Transaction) waived or otherwise released;
(vi)
the copies of the notification letters sent to each of the Company’s employees and letters from such employees waiving their right to submit an offer to acquire the Securities granted by articles L. 23-10-1 and seq. of the French Commercial Code;
(vii)
copies of the executed legal documentation (including formulaires d’exercice ou actes de renonciation, updated articles of association of the Company, and the relevant decisions of the Company’s corporate bodies) with respect to the exercise, conversion or waiver of the securities referred to in Clause 5.1(iv);
(viii)
copies of the executed documents referred to in Clauses 5.1(vi) and (vii);
(ix)
pay-off letters from the Group Companies’ lenders related to the full repayment of the Existing Facilities in accordance with Clause 6.3;
(x)
evidence of the release of any existing Encumbrances over any Securities or Group Companies’ assets which has been granted for the benefit of any lender under the Existing Facilities.
7.3.2.
At Completion the Purchaser shall:
(i)
pay the Initial Consideration (less the Escrow Amount and less the Strike Portion) to the Sellers as provided in Clause 3.2;
(ii)
pay the Strike Portion as provided in Clause 3.2.1(b);
(iii)
pay the Escrow Amount to the Escrow Agent in accordance with Clause 3.2.1(b); and

(iv)
deliver to the Sellers Representative tax transfer forms (formulaire cerfa n°2759 DGT) in respect of all the Securities duly executed by the Purchaser.
7.3.3.
On Completion Date, the Sellers, the Escrow Agent and the Purchaser shall execute the Escrow Agreement.
7.3.4.
All matters at Completion will be deemed to take place simultaneously and all documents and items delivered and payments made in connection with Completion shall be held by the recipient to the order of the person delivering them until such time as Completion takes place. Each of such actions, deliveries and payments shall be deemed to have occurred as at the Completion Date.
7.3.5.
All of the actions required for Completion described in Clauses 7.3.1 to 7.3.3 above are conditional upon the occurrence of all other such actions. In the event that any Party fails to complete any of the actions and deliveries set forth in Clause 7.3 on the Completion Date, then the other Parties shall be entitled to refuse to proceed with the Completion and shall have the right to terminate the Agreement, without incurring any liability vis a vis the other Parties in connection with such refusal and termination. Such right to terminate the Agreement is in addition and without prejudice to all other rights and remedies available to the non-defaulting Parties, including the right to claim damages and/or the right to require the specific performance (execution forcée) of the Transaction.
8.
POST-COMPLETION OBLIGATIONS
8.1.
Tax filings
8.1.1.
The Sellers shall procure that each member of the Sellers’ Group provides any assistance reasonably required to the Purchaser in connection with the preparing of any tax return or other tax document of the Group Companies until the end of a six-months period following the end of the financial year during which Completion occurs.
8.1.2.
In the Purchaser’s sole discretion, the Group Companies, and the Purchaser shall join in making an election(s) under Section 338(g) of the IR Code under the Laws of each other jurisdiction in which the applicable Group Company files income Tax Returns and which permit corporation to make such elections (the “Section 338(g) Election”), with respect to the sale and purchase of the applicable Securities pursuant to this Agreement. If the Purchaser elects to file the Section 338(g) Election, the Purchaser shall be responsible for the timely filing of the Section 338(g) Election.

For the purpose of this Paragraph, “IR Code” shall mean the United States Internal Revenue Code, as amended from time to time.

The Sellers shall not be held, in any manner, liable for the consequences directly or indirectly triggered by a Section 338(g) Election, including on the assessment of any tax due with respect to the financial year during which the Completion occurs.

8.2.
Achievement of Milestones

After Completion, and during the Earn Out Period, the Founder shall facilitate and provide reasonable assistance and support to the Purchaser, the Company, their Affiliates and their respective directors, officers, managers, employees, consultants, advisors and other agents or representatives in connection with the achievement of Milestone 1 and/or Milestone 2, upon reasonable request and at the sole cost and expenses of the Purchaser, the Company and/or their respective Affiliates. Such assistance and support is intended to include such services as providing reasonable general advice and review of applications (and supporting materials) for the achievement of Milestone 1 and/or Milestone 2.

9.
REPRESENTATIONS AND WARRANTIES
9.1.
General
9.1.1.
The Representing Seller represents and warrants to the Purchaser as at the date of this Agreement (except where a reference is made to a specific date, in which case the representation is made as of such date) that the Warranties set forth in this Clause 9 (other than the Fundamental Warranties) are true, complete and accurate.
9.1.2.
Each of the Representing Seller and the Non-Representing Sellers represent and warrant (for itself only and not with respect to any other Seller) to the Purchaser as at the date of this Agreement (except where a reference is made to a specific date, in which case the representation is made as of such date) that the Fundamental Warranties are true, complete and accurate.
9.1.3.
The Warranties are deemed to be repeated immediately before Completion by reference to the facts and circumstances then existing and any reference made to the date of the Agreement (whether express or implied) in relation to any Warranty shall be construed, in relation to such repetition, as a reference to the Completion Date.
9.1.4.
Each Seller acknowledges that the Purchaser is entering into the Agreement on the basis of and in express reliance on the Warranties.
9.1.5.
Each of the Warranties is separate and independent and, unless otherwise specifically provided, shall not be restricted or limited by reference to any other representation, warranty or term of the Agreement.
9.1.6.
The Warranties are given subject to matters Fairly Disclosed in the Disclosed Information. No other information of which the Purchaser has knowledge shall prejudice any claim made by the Purchaser under this Agreement or operate to reduce any amount recoverable thereunder.
9.1.7.
The Sellers waive and shall procure that all members of the Sellers’ Group shall waive any rights and remedies they may have against any member of any Group Company or any of their respective employees, directors, agents, officers, service providers or advisers with respect to claims arising out of any information, opinion or advice supplied or given (or omitted to be supplied or given) in connection with the Transaction, except in case of fraud, willful misconduct or gross negligence.
9.2.
Capacity and authority
9.2.1.
Each Seller, which is a legal entity, is validly incorporated, in existence and duly registered under the Laws of its country of incorporation and has all requisite corporate power and authority to own its assets and conduct its business as now being conducted.
9.2.2.
Each Seller has taken all necessary action and has all requisite power and authority to enter into and perform this Agreement and the other documents to be executed in accordance with this Agreement in accordance with their respective terms.
9.2.3.
This Agreement and the other documents to be executed in accordance with this Agreement constitute (or shall constitute when executed) valid, legal and binding obligations on each Seller in the terms of this Agreement and such other documents. This Agreement and all other documents to be executed in accordance with this Agreement have been (or will be) executed by a duly authorized representative of each Seller.
9.2.4.
The execution and delivery of this Agreement and the other documents to be executed in accordance with this Agreement by each Seller and the performance of and compliance with their terms and provisions will not conflict with or result in a breach of, or constitute a default under, the constitutional documents of such Seller (where such Seller is a corporate body) or any Group Company or any Law, order or judgment that applies to or binds any such person or any of its property.
9.2.5.
No consent, action, approval or authorization of, and no registration, declaration, notification or filing with or to, any Authority is required to be obtained, or made, by any Seller or any Group Company to authorize the execution or performance of this Agreement by such persons except those required for the Conditions of the Completion.
9.2.6.
None of the Sellers (each representing and warranting of its own behalf) are or have been insolvent (en état de cessation des paiements) or subject to any safeguard, bankruptcy or insolvency proceedings, nor to any other proceedings with regard to the prevention or resolution of business difficulties nor in any situation likely to result in such proceedings.
9.2.7.
None of the Seller (each representing and warranting of its own behalf) who is a natural person is a minor, bankrupt, person of unsound mind or otherwise under any legal disability.
9.3.
Securities in the Group Companies
9.3.1.
The Securities constitute the whole of the issued and outstanding share capital of the Company and are fully paid up.
9.3.2.
Each Seller represents and warrants that the Securities listed next to its name in Schedule 2 are legally owned by such Seller, freely transferrable and free from all Encumbrances. Each

Seller is the absolute owner of, and is entitled to transfer absolute title to, the number of Securities set forth opposite the Seller’s name in Schedule 2.
9.3.3.
All the shares issued by the Company have equal voting right and each such share entitles its holder to dividends in accordance with the articles of association of the Company. Except as set forth in Schedule 2, the Company has not issued preferred shares.
9.3.4.
Schedule 2 states the number of issued and outstanding shares of the Company, the number and type of other securities issued by each such Group Company as well as the name of the holders of such shares and securities and the number of shares and other securities held by each of them. All the securities issued by the Group Companies are validly issued, fully paid up and free from all Encumbrances. The Company has not issued any securities other than the Securities.
9.3.5.
The registers of the corporate decisions as well as the individual shareholders accounts (comptes individuels d’associés) and the shareholders’ transfer registry (registre des mouvements de titres) are complete and accurate as at the date hereof.
9.3.6.
Except as set forth in Schedule 2, no right has been granted to any person to require any of the Group Companies to issue, sell, transfer or convert any Security and no Encumbrance has been created in favour of any person affecting any Security or unissued shares or other unissued securities of any of the Group Companies.
9.3.7.
No commitment has been given to create an Encumbrance affecting the Securities or the issued securities of any Group Company (or any unissued shares or debentures or other unissued securities of any of the Group Companies) or for any of them to issue any share capital and no person has claimed any rights in connection with any of those things.
9.3.8.
None of the Securities are listed on any stock exchange or registered on any unlisted market.
9.3.9.
None of the Group Companies:
(i)
holds, or has agreed to acquire, any interest of any nature in any shares, debentures or other securities of any company other than the Group Companies;
(ii)
is or has agreed to become a member of any partnership or other unincorporated association, joint venture or consortium (other than recognized trade associations) other than the Group Companies;
(iii)
has any branch, division or permanent establishment outside its country of incorporation (except the Group Companies); or
(iv)
has allotted or issued any securities that are convertible into shares (except as set forth in Schedule 2); or
(v)
purchased, redeemed or repaid any of its own share capital.
9.3.10.
All dividends or distributions declared, made or paid by any of the Group Companies have been declared, made or paid in accordance with its articles of association or any other constitutional and corporate documents, all applicable Laws and any agreements or arrangements made with any Third-Party regulating the payment of dividends and distributions.
9.4.
Constitutional and Corporate documents
9.4.1.
Each Group Company is validly incorporated, in existence and duly registered under the Laws of its country of incorporation and has all requisite corporate power and authority to own its assets and conduct its business as it has been and is now being conducted or presently proposed to be conducted.
9.4.2.
The particulars relating to the Group Companies in this Agreement are complete and accurate and not misleading.
9.4.3.
The articles of association, K-bis extracts or any other constitutional and corporate documents of each of the Group Companies are true, accurate and complete in all respects and up to date as of the date of this Agreement.
9.4.4.
All corporate documents which each Group Company is required by Law to file with or deliver to any Authority in any jurisdiction (including the French Registre du commerce et des sociétés) have been correctly made up and filed or delivered in due time.
9.4.5.
All statutory books, ledgers and registers of each Group Company have been properly kept and no notice or allegation that any of them is incorrect or should be rectified has been received.
9.4.6.
No Person other than the Representatives is able or entitled to represent and/or engage any of the Group Companies; none of the Group Companies has any alternate, de facto or shadow representative or other officer nor any observer or other person entitled or accustomed to attend at or receive notice of board meetings or have any say or right to vote at any board meetings.
9.5.
Accounts
9.5.1.
The Accounts set out in Schedule 9.5.1 have been prepared in accordance with applicable Laws and applicable accounting standards and the policies, principles and practices generally accepted and consistent therewith
9.5.2.
The Accounts are accurate and complete and present a true and fair view of the financial position of each Group Company as at their respective date and of the profit and loss of each Group Company.
9.5.3.
The accounts of each Group company in respect of each financial year over the past five (5) years have been duly and validly approved by the ordinary general meeting of its shareholders in accordance with applicable Law without qualification or modification.
9.5.4.
Except as set forth in the Accounts, no Group Company has any liabilities of any kind, whether absolute or contingent, accrued or unaccrued, asserted or unasserted, matured or unmatured, including no off-balance sheet obligations (including guarantees, options or similar obligations) which was incurred.
9.5.5.
All receivables of each Group Company have been generated in the Ordinary Course of Business.
9.5.6.
In accordance with the applicable Law, the Company was not / is not required to have its consolidated financial statements approved by the Company’s shareholders’ meeting.
9.6.
Changes since the Balance Sheet Date
9.6.1.
Since the Balance Sheet Date, and except as set forth on Schedule 9.6.1:
(i)
each Group Company has conducted its business in the normal course and as a going concern;
(ii)
there has been no circumstance, event or fact that may have a Material Adverse Effect;
(iii)
no Group Company has issued or agreed to issue, redeem or repurchase any share or loan capital;
(iv)
no shares of the Group Companies have been transferred or pledged;
(v)
no dividend or other distribution of profits or assets has been, or has agreed to be, declared, made or paid by any of the Group Companies;
(vi)
no Group Company has entered into or materially amended or terminated any Material Contract except those as set forth on Schedule 9.6.1;
(vii)
no Group Company has incurred any material actual or contingent liability;
(viii)
no Group Company has borrowed or raised any money or taken any form of financial security, and no capital expenditure has been incurred on any individual item by any Group Company and no Group Company has acquired, invested or disposed of (or agreed to acquire, invest or dispose of) any individual item except those as set forth on Schedule 9.6.1;
(ix)
no Group Company has transferred (including by way of winding-up, merger, split- up, contribution) its business (fonds de commerce) or any of its assets nor created any Encumbrance over its business or any assets;
(x)
no shareholder resolutions of any Group Company have been passed other than as routine business at the annual general meeting;
(xi)
there has been no abnormal increase or reduction of stock in trade of any Group Company;
(xii)
none of the stock in trade reflected in the Accounts has realized an amount less than the value placed on it in the Accounts;
(xiii)
none of the Group Companies is unable to pay its debts as they fall due and is insolvent or over-indebted, and there are no cases or proceedings under applicable insolvency, bankruptcy, composition, moratorium, reorganization or similar Laws pending with respect to the Group Companies. In particular, the Company is not subject to any proceedings referred to in Livre VI – Des difficultés des entreprises of the French Code de commerce; and
(xiv)
no Group Company has agreed or committed to do any of the foregoing.
9.7.
Compliance with laws, regulatory authorizations and licenses, disputes
9.7.1.
Each Group Company has at all times conducted its business and operations in all material respects in accordance with applicable Laws (including for the avoidance of doubt any competition, money laundering, export control, anti-bribery laws and international sanctions of the European Union, the United States of America, and jurisdictions in which the Group Companies operate or to which they are subject), except as Fairly Disclosed in the Data Room.
9.7.2.
Since the commercialization of its products, the Company has complied in all material respects with all Applicable Regulations and such compliance has enabled it to benefit from the CE mark and ISO 13485.
9.7.3.
Each Group Company has obtained and owns all the required authorizations, permits, licenses and registries from Authorities that are legally required in order to operate its business and to distribute its products and services.
9.7.4.
The required authorizations, permits, licenses and registries (public and private) from Authorities referred to as in paragraphs 9.7.3 above (together the “Required Authorizations”) were duly granted, are valid and final, in force and effect with no other limitations, if any, than those expressly referred to in the Required Authorization.
9.7.5.
Each Group Company has taken all actions necessary to maintain the Required Authorizations in full force and effect in compliance with the Applicable Regulations.
9.7.6.
No adverse reports have been issued by any Authority within the last three years, specifically in respect of the Group Companies’ operations and affairs.
9.7.7.
The Companies are not and have not been in breach of (and are in compliance with and have complied with) any authorizations, permits and licenses from any Authority necessary to conduct their business, nor have received any information, written notification or order in respect of any breach from any Authority.
9.7.8.
Each Group Company holds full and complete ownership of the Required Authorizations granted to it, in particular the marketing authorizations for its products.
9.7.9.
Except as disclosed in Schedule 9.7.9 (Litigations), no Group Company:
(i)
is or has been engaged in any litigation, administrative, mediation or arbitration proceedings or other proceedings or hearings or investigation before any Authority (except for debt collection in the normal course of business); or
(ii)
is or has been the subject of any investigation, inquiry or enforcement proceedings by any Authority; or

(iii)
is subject to any injunction, judgment or any arbitral decision or award, all to which any Group Company is party, which restricts the Group Company’s present or planned operations or has a negative effect on the Group Companies’ reputation, and no such proceedings, investigations or inquiries have been threatened or are pending and there are no circumstances likely to give rise to any such proceedings, investigations or inquiries.
9.7.10.
No Group Company is engaged in any agreement, arrangement or conduct which amounts to an infringement of any Laws of any jurisdiction in which the Group Companies conduct business which govern the conduct of companies in relation to restrictive or other anti-competitive agreements or practices, dominant or monopoly market positions, price fixing regulations and/or the control of acquisitions or mergers.
9.7.11.
No Group Company is engaged whether as a defendant or claimant or otherwise in any litigation or arbitration or prosecution or other legal proceedings in respect of which any costs, expenses, claims or liabilities would be reimbursed or compensated out of or otherwise charged against a Group Company and no such litigation, arbitration, prosecution or other legal proceedings is pending or threatened and no circumstances would give rise to any such claim or of any threat that such a claim be made except as disclosed in Schedule 9.7.9.
9.7.12.
There is no outstanding judgement, arbitral award or decision of a court, tribunal, arbitrator or governmental agency against a Group Company of which it has been notified. To the Representing Seller’s Knowledge, no person who performs or has performed services for or on behalf of any Group Company has bribed another person intending to obtain or retain business or an advantage in the conduct of business of any Group Company.
9.7.13.
Except as disclosed in Schedule 9.7.13 (Product recall), no Group Company has manufactured or sold any products which:
(i)
were defective or unsafe;
(ii)
were the subject of any voluntary or mandatory recall or product warning;
(iii)
did not comply with all regulations and standards applicable to such products; or
(iv)
did not comply with any warranties or representations made by it or on its behalf.
9.8.
Contracts
9.8.1.
A true and complete list of all of the Material Contracts is included in Schedule 9.8.1. To the Representing Seller’s Knowledge, the Material Contracts comply in all material respects in accordance with all applicable Laws.
9.8.2.
Each of the Material Contracts is in full force and effect and binding on the parties to it. No notice of termination of any Material Contract has been received or served by the Company and there are no grounds for determination, rescission, avoidance, repudiation or a material change in the terms of any such Material Contract. There are no circumstances that could reasonably affect the performance (in an adverse manner) or prevent or materially delay renewal or any such Material Contract.
9.8.3.
No Group Company is in material breach under any agreement or arrangement to which it is a party and, no other party to such an agreement or arrangement is in material breach thereunder. There are no circumstances likely to give rise to any such breach.
9.9.
Finance and guarantees
9.9.1.
Schedule 9.9.1 provides a true and complete description of all existing indebtedness under which the Group Companies are debtor (the “Existing Facilities”). Such schedule indicates, for each indebtedness, the identity of the lender(s), the initial principal amount, the outstanding principal amount as of the Completion Date, the applicable interest rate, the final repayment date and the existence of change of control provisions that may be triggered by the Transaction, as well a description of any Encumbrances granted by the Group Companies or any other Person in connection with such indebtedness.
9.9.2.
The total indebtedness of each of the Group Company does not exceed its facilities with its bankers or any limitations on the borrowing powers contained in the articles of association or other constitutional or corporate documents of that Group Company, or in any debenture or other deed or document binding on that Group Company.
9.9.3.
No Group Company has any outstanding loan capital or has lent any money that has not been repaid, and there are no debts owing to any Group Company other than debts that have arisen in the ordinary course of their respective businesses.
9.9.4.
Except as disclosed in Schedule 9.9.4 (Existing Encumbrances), no guarantee or Encumbrance has been given by or entered into by any Group Company or any Third-Party in respect of the indebtedness or other obligations of any Group Company.
9.9.5.
No Group Company has given or entered into any guarantee, mortgage, charge, pledge, lien, assignment or other security agreement or arrangement or is responsible for the indebtedness, or for the default in the performance of any obligation, of any other person.
9.9.6.
No Group Company has factored or discounted any of its debts or engaged in financing of a type which would not need to be shown or reflected in the Accounts or waived any right of set-off it may have against any Third-Party.
9.9.7.
No indebtedness of any Group Company is due and payable and no security over any of the assets of any Group Company is now enforceable, whether by virtue of the stated maturity date of the indebtedness having been reached or otherwise.
9.9.8.
Particulars of the bank accounts of the Group Companies as well as their authorized signatories and the position of such bank accounts as at the day immediately preceding the date of this Agreement are set out in Schedule 9.9.8 and the Group Companies have no other bank accounts. There have been no payment out of these accounts other than routine payments in the Ordinary Course of Business since such time.
9.9.9.
The ongoing grants or subsidies received by the Group Companies are summarized in Schedule 9.9.9. There are no circumstances in which any such grants shall be required to be refunded or repaid in whole or in part. For the avoidance of doubts, grants or subsidies do not include Research Tax Credit (Crédit d’Impôt Recherche) and Innovation Tax Credit (Crédit d’Impôt Innovation).
9.9.10.
Save as indicated in Schedule 9.9.1, the Transaction will not result in:
(i)
termination of or a material effect on any financial agreement or arrangement to which any the Group Company is a party or subject; or
(ii)
any indebtedness of any Group Company becoming due, or capable of being declared due and payable, prior to its stated maturity.
9.9.11.
No Group Company has entered into any agreement for deferred or conditional payments (including warranties given in connection with the acquisition or transfer of any securities or other assets), other than in the Ordinary Course of Business.
9.10.
Insolvency
9.10.1.
No Group Company is insolvent (en état de cessation de paiements), or unable to pay its debts within the meaning of any insolvency Law applicable to the company concerned nor subject to any safeguard, bankruptcy or insolvency proceedings under any applicable Laws or to any equivalent proceedings.
9.10.2.
No step has been taken to initiate any process by or under which:
(i)
the ability of the creditors of any Group Company to take any action to enforce their debts is suspended, restricted or prevented;
(ii)
the ability of the Sellers, the Group Companies’ legal representative or of the shareholders of any Group Company to exercise any of their prerogatives in relation to any Group Company or any of their assets is suspended, restricted or prevented;
(iii)
some or all of the creditors of the Sellers or of any Group Company accept, by agreement or in pursuance of a court order, an amount less than the respective sums owing to them in satisfaction of those sums with a view to preventing the dissolution of such entity;
(iv)
a person is appointed to manage the affairs, business and assets of any Group Company on behalf of its creditors or on behalf of any Third-Party; or
(v)
the holder of an Encumbrance over the assets of any Group Company is appointed to control its business and assets.

9.10.3.
No notice of an intention to appoint an administrator has been given by a Group Company, its legal representatives or by a Third-Party.
9.10.4.
No process has been initiated which could lead to any Group Company being dissolved and its assets being distributed among the relevant company’s creditors, shareholders or other contributors.
9.10.5.
No Encumbrance on the assets of the Group Companies have crystallized or been enforced and there are no circumstances likely to cause any such Encumbrances to crystallize or be enforced.
9.11.
Insurance
9.11.1.
A true and complete summary of all of the insurance policies maintained by or covering each of the Group Companies is included in Schedule 9.11.1. All such policies are currently in full force and effect and nothing has been done or omitted to be done by any Group Company which would make any policy of insurance void or voidable. None of the Group Companies’ insurance policies may not be terminated by the insurer by reason of the Transaction.
9.11.2.
All sums falling due in respect of premiums on such policies of insurance have been paid. There is no outstanding claim by any of the Group Company under any such policies, and there are no circumstances likely to give rise to such a claim.
9.11.3.
Such insurance policies provide full indemnity cover against all Losses including business interruption and other risks that are normally against by a person carrying the same type of Business as the Group.
9.12.
Environment
9.12.1.
No Group Company has caused pollution of any Property, and no Third-Party has caused pollution of any of Property, in a manner which will potentially give rise to any order, remedial action or claim by an Authority or Third-Party.
9.12.2.
There are no complaints, claims or proceedings pending or threatened (in writing) against any Group Company with respect to any breach of or any liability under Environmental Laws.
9.13.
Transactions with the Sellers
9.13.1.
There is no outstanding indebtedness or other liability (actual or contingent) and no outstanding contract, commitment or arrangement between a Group Company and any member of the Sellers’ Group or any of its legal representatives.
9.13.2.
To the Representing Seller’s Knowledge, none of the Sellers nor any member of the Sellers’ Group has assigned to any person the benefit of a claim against any of the Group Company to which a Seller or a member of the Sellers’ Group would otherwise be entitled.
9.13.3.
None of the Sellers nor any member of the Sellers’ Group holds, directly or indirectly, any property, assets or rights whatsoever that any Group Company needs to own, use, exercise or benefit from to carry out all or part of its activities as presently conducted.
9.14.
Effect of the Transaction
9.14.1.
Neither the acquisition of the Securities by the Purchaser nor compliance with the terms of this Agreement will:
(i)
cause any Group Company to lose the benefit of any right or privilege it presently enjoys;
(ii)
relieve any person of any obligation to any Group Company (whether contractual or otherwise), or enable any person to terminate any such obligation or any right or benefit enjoyed by the Group Company, or to exercise any right in respect of the Group Company;
(iii)
give rise to, or cause to become exercisable, any right of pre-emption over the Securities;
(iv)
result in any customer or supplier being contractually entitled to cease dealing with any Group Company or to reduce substantially its existing level of business or to change the terms on which it deals with any of the Group Company;

(v)
result in a breach of contract, order, judgment, injunction, undertaking, decree or other like imposition;
(vi)
result in the creation, imposition, crystallization or enforcement of any Encumbrance on any of the assets of any Group Company;
(vii)
entitle any person to receive from any of the Group Companies any finder’s fee, brokerage or other commission in connection with the purchase of the Securities by the Purchaser, except as disclosed in Schedule 9.14.1(vii);
(viii)
result in the loss or impairment of or any default under any license, authorization or consent required by any of the Group Companies for the purposes of its business;
(ix)
result in any indebtedness of any of the Group Companies other than the Existing Facilities referred to in Schedule 9.9.1 becoming due and payable, or capable of being declared due and payable, prior to its stated maturity date or in any financial facility of any of the Group Companies being withdrawn;
(x)
entitle any person to acquire or affect the entitlement of any person to acquire shares in the Company; or
(xi)
cause any Group Company to lose the benefit of any public grant, certification, subsidy contribution or benefit from an Authority or will cause such benefit to be required to be repaid or apply on different terms and conditions; or
(xii)
cause any Group Company to lose the benefit of any Required Authorization or will require such Required Authorization to be updated or amended;
9.15.
Assets
9.15.1.
Except as disclosed in Schedule 9.9.4 (Existing Encumbrances), each Group Company has legal title, right of use or a valid leasehold interest in each case free and clear of any Encumbrances to or in all assets used by it for the conduct of its business.
9.15.2.
The premises and equipment used by the Group Companies are in good working order, have been regularly and properly maintained and in all material respects in compliance with all applicable regulatory requirements for their use.
9.15.3.
Any plant, machinery, equipment used by the Group Companies are in good working order, have been regularly and properly maintained and in all material respects in compliance with all applicable Law and Applicable Regulations.
9.16.
Commercial Relations
9.16.1.
There are no agreements that may oblige any Group Company, whether immediately or in the future, to accept imposed purchase prices or any restrictions whatsoever on their freedom to do business.
9.16.2.
None of the Group Companies have been informed that any customer or supplier of any Group Company has decided or intends to cease, reduce or otherwise adversely modify, its commercial relationship with any Group Company for any reason, including as a result of the Transaction.
9.16.3.
There are no events or circumstances other than those arising from the general economic situation that may endanger the Group Companies’ supplies or outlets, or the conditions applicable thereto, either now or in the future.
9.16.4.
Except as disclosed in Schedule 9.16.4, none of the Group Companies has entered into any commercial agency agreement, nor has any Group Company entered into any employment agreement with current or former commercial agents.
9.17.
Intellectual Property
9.17.1.
Schedule 9.17.1 provides a true and complete list of all Registrable IP owned (including all the domain names) or used by the Group Companies. All applications to register Registrable IP that are listed in Schedule 9.17.1 are presently pending and are not subject to office actions or third-party oppositions, except as noted therein. The issued Registrable IP that are listed in Schedule 9.17.1 have not been abandoned or invalidated and are not subject to any ongoing proceedings or oppositions. All trademark applications and registrations are applied or registered, as the case may be, in all classes necessary to cover all goods and services marketed under such trademarks by the Group Companies. All trademark registrations have been renewed where necessary in a timely manner and have not been allowed to lapse.
9.17.2.
When owned by any Group Company, such Registrable IP and all Intellectual Property Rights are fully and validly owned by the Group Company concerned, free and clear of any Encumbrances. The Group Companies have properly registered and maintained their Registrable IP in the jurisdictions referred to in Schedule 9.17.1 and performed all other formalities required by applicable Laws in connection with such Registrable IP.
9.17.3.
All the Intellectual Property Rights, owned or purported to be owned by a Group Company, are fully and validly owned, free and clear of any Encumbrances by the concerned Group Company. In all relevant jurisdictions, the Group Companies have properly registered and maintained their Intellectual Property Rights and performed all other formalities required by applicable Laws in connection with such Intellectual Property Rights.
9.17.4.
Schedule 9.17.4 provides a true and complete list of all Software owned or used by the Group Companies.
9.17.5.
Schedule 9.17.5 provides a list of the license agreements relating to the Intellectual Property Rights to which any Group Company is a party as licensee (including for ordinary software use licenses) or licensor.
9.17.6.
The Group Companies own or have license rights to all Intellectual Property Rights required to conduct their business. No Person other than the Group Companies has any right to any such Intellectual Property Rights, and all Intellectual Property Rights used for conducting their business or developing their activity as currently intended have been validly transferred to the Group Companies.
9.17.7.
Intellectual Property Rights owned or used by the Group Companies are kept strictly confidential where such confidentiality is required to maintain their value. The Group Companies have not disclosed any of their confidential information to any other Person except where a legally binding, fully enforceable confidentiality agreement in respect of such disclosure is in place. The Sellers and the Group Companies are not aware of any such confidentiality agreements having been breached.
9.17.8.
None of the Group Companies nor, to the Representing Seller’s Knowledge, any current or former member of their staff have infringed any Intellectual Property Rights of any other Person, including by way of unauthorized copying or unfair competition.
9.17.9.
All Persons (including all current and former employees, interns, executives and independent contractors) that have created Intellectual Property Rights in the course of their employment or services provided to the Group Companies have assigned to the relevant Group Company, whether by operation of law or by valid and enforceable written intellectual property assignment, all of such Intellectual Property Rights.
9.17.10.
To the Representing Seller’s Knowledge, no Person has infringed or is infringing any Intellectual Property Rights owned or used by the Group Companies. The Group Companies have taken all necessary steps to protect the Intellectual Property Rights they own or use against any such infringements.
9.18.
Information Technology
9.18.1.
Each Group Company owns or is entitled to use under an agreement the IT Systems currently used by it to conduct its activities in a manner consistent with its Ordinary Course of Business and in line with past practice. All such agreements have been complied with by all parties in all material respects and are not subject to any notice of termination, nor are there any grounds for termination. None of the Group Companies has used open-source Software as part of any development that it has licensed or otherwise made available to Third Parties.
9.18.2.
The IT Systems owned by the Group Companies are free from any Encumbrances.
9.18.3.
Any IT System owned by or licensed to the Group Companies is currently in reasonable operating order in line with common industry practice and is fulfilling the purposes for which it was created, licensed or established in an efficient manner and without material downtime or errors. Each Group Company has the benefit of appropriate arrangements for the maintenance, support and disaster recovery of its IT Systems.
9.18.4.
The Group Companies have implemented and maintain reasonable procedures and controls in line with common industry practice relating to the maintenance, support, and disaster recovery of their IT Systems and the Personal Data and Confidential Information processed by the Group Companies.
9.18.5.
The Group Companies implement and maintain commercially reasonable procedures and controls in accordance with common industry practice to identify, prevent, and mitigate any unauthorized access to or use of IT Systems and the introduction of viruses, back doors, ransomware, and other unauthorized code or other material security vulnerability that is intended to or has the effect of allowing unauthorized access to, or adversely affect the use, availability, or security of any IT Systems (“Malicious Code”).
9.18.6.
During the last three years, the IT Systems have not:
(i)
failed to function in any way that has had a Material Adverse Effect;
(ii)
been infected by or included any Malicious Code,

(iii)
been accessed by any unauthorized person, or
(iv)
been affected by any material errors, disruptions, interruptions or breakdowns in any software, or any security incidents, that have resulted in: (1) substantial disruption of or interruption in or to the conduct of any Group Company’s IT Systems or operations, including but not limited to the Business; (2) loss, destruction, damage or harm of or to the any Group Company or its operations, personnel, property or other assets; or (3) the accidental or unlawful destruction, loss, alteration, unauthorized disclosure of, or access to Confidential Information or Personal Data stored, transmitted or otherwise processed by the Group Companies.
9.18.7.
Any Software owned by or licensed to the Group Companies is currently in reasonable operating order in line with common industry practice and is fulfilling the purposes for which it was created, licensed or established in an efficient manner and without material downtime or errors.
9.19.
Data Protection
9.19.1.
Each Group Company has implemented and maintain an information security program that includes physical, administrative and technical safeguards that (i) protect the security, confidentiality, and integrity of all data, including Personal Data, and (ii) prevent data breaches involving loss or theft, or unauthorized access, acquisition, use or disclosure of Personal Data, Company data and other confidential information in the Group Companies’ possession and control.
9.19.2.
Each of the Group Companies complies in all material respects with Data Protection Laws and all contractual obligations concerning data privacy and data security relating to the security, access, acquisition, collection, use, storage, disclosure, transfer, modification, or other processing of Personal Data, Company data and other confidential information, including:
(i)
the data protection principles (as defined under the Data Protection Laws);
(ii)
the requirements to the processing of personal data (including complete information of the data subjects and drafting and implementation of the appropriate documentation and procedures);
(iii)
all subject information requests from data subjects;
(iv)
all direct marketing rules, including where necessary the obtaining of consent to direct marketing activity;
(v)
where necessary, the obtaining of an agreement with each data processor appointed by any of the Group Companies which contains restrictions on processing and commitments form each such processer as required by Data Protection Laws; and
(vi)
the implementation of technical and organizational measures to ensure an appropriate level of security and that personal data is protected against loss, damage, and unauthorized access, use, modification, or other misuse.

9.19.3.
To the Representing Seller’s Knowledge, each of the Group Companies complies and has at all times complied, in all material respects, with any industry standards or frameworks to which any Group Company is signatory or otherwise subject.
9.19.4.
During the past three (3) years, no written, publicly-facing privacy policy of any Group Company has been or is materially inaccurate, misleading or deceptive.
9.19.5.
None of the Group Companies has received any notice, inquiry or complaint from any individual, legal person or regulatory authority alleging non-compliance with Data Protection Laws (including any prohibition or restriction on the transfer of data between any two (2) jurisdictions) or with any industry standards or frameworks to which any Group Company is signatory or otherwise subject or claiming compensation for or an injunction in respect of non-compliance with Data Protection Laws, and, to the Representing Seller’s Knowledge, there is no reasonable basis for any such claim or action.
9.19.6.
None of the Group Companies has suffered a breach of security leading to the accidental or unlawful destruction, loss, alteration, unauthorized disclosure of, or access to, personal data stored, transmitted or otherwise processed (a "Personal Data Breach") in the two years before the date of this Agreement.
9.20.
Employees and Managers
9.20.1.
Schedule 9.20.1 (List of the Employees) identifies any individuals employed by the Group Companies (the “Key Employees”).
9.20.2.
Schedule 9.20.2 (List of the Managers) provides a true and complete list of the Managers of each Group Company and indicates for each of them their duties, term of office and a description of their compensation details (including any fringe benefits, pensions, bonuses or any other advantage of any kind). No such Manager benefits from an employment agreement that is pending, currently suspended or that could be resumed after the termination of his/her duties as a Manager.
9.20.3.
Other than as set forth in Schedule 9.20.3, none of the Managers or Key Employees of the Group Companies have resigned, have been given notice of termination of his/her employment or office, or have informed the Seller or any Group Company of his/her intention to resign. None of them have been dismissed or have subject to a dismissal procedure which is pending.
9.20.4.
Except as required under applicable Laws, none of the Group Companies is or has at any time, been a party to or had any liability in respect of any pension scheme or been obliged to provide, participate in or contribute towards any pension benefit obligations for any of their employees or Managers.
9.20.5.
The terms and conditions of the employment contracts between each Group Company and its employees, as well as the conditions of employment of any employee of the Group Companies, comply, in all material respect, with applicable labour and social security Laws (including all applicable collective bargaining agreements). As well, except as disclosed in Schedule 9.7.9 (Litigations), (i) none of the Group Companies is liable for any payment to any former or current employees or any of its Managers or any individuals claiming being employees, and has always complied with all applicable labour and social security Laws, notably in respect of salaries and remunerations, salary ancillaries, indemnities of any nature whatsoever or any other sum which may arise out of or be due in respect of the conclusion, performance or termination of any employment agreement, or claimed employment agreement and (ii) there is no current or, to the Representing Sellers’ Knowledge, anticipated grievance, complaint and/or claim raised by any current or former employee or independent contractor of any Group Company in relation to such remuneration or in relation to holiday pay nor has such a claim and/or grievance been raised in the last two (2) years.
9.20.6.
No Group Company is a party to, bound by or proposing to introduce in respect of any of its current or former employee, worker, consultant, independent contractor or office holder, any redundancy payment scheme (in addition to statutory redundancy pay), or any invalid incentive arrangement or scheme (including, without limitation, any share option or share award plan, and commission, profit sharing or bonus scheme).
9.20.7.
Neither the Sellers nor any Group Companies have undertaken to increase the rates of remuneration or to grant a bonus or advantage of any kind or pay any compensation to any of its employees or Managers as a result of the completion of the Transaction otherwise after the date hereof, other than as imposed by applicable Laws.
9.20.8.
There are no pending proceedings or dispute instituted by the Labor Administration (Inspection du Travail ou Deets), the respective Social Security Administration (URSSAF) or any competent Authority competent for labor and social security Laws, nor involving any Group Company and any of its present or former employees or Managers, or any individuals claiming being employees of any Group Company, or any union or employees’ representatives nor have the Group Companies been notified of the intention to initiate such proceedings, disputes or claims.
9.20.9.
Particulars of all employment policies (whether written or otherwise), collective bargaining agreements (whether industry-, group- or company-wide), unilateral commitments, company/group customary practices, and staff handbooks pertaining to the employees have been disclosed in full in Schedule 9.20.9 (Particulars of all employment policies).
9.20.10.
Each Group Company has complied with all applicable contractual, statutory or regulatory requirements towards its employees or former employees or any relevant governmental or regulatory authority with respect to any labor matters and social security law. Each Group Company has complied in all material respects with all applicable Laws with respect to environmental and health and safety (hygiène et securité) matters.
9.20.11.
Other than as set forth in Schedule 9.7.9 (Litigations), no Group Company is involved in any existing, pending or threatened claim or dispute, individual or collective, by or in respect of any former or current employee or employee representative or independent contractor and has not been involved in any such employment dispute in the 3-year period before Completion. To the Representing Seller’s Knowledge, there are no facts that might suggest that there may be grounds for any such employment dispute; or that any of the provisions of the Agreement (including the identity of the Purchaser) may lead to any employment dispute.
9.20.12.
The Group Companies have not implemented, and have never been legally required to implement, any employees' representative bodies.
9.20.13.
Except as disclosed in Schedule 2 (Description of the securities issued by the Group Companies and of their respective holders), no Group Company has granted or is obliged to grant any options or rights under any share ownership or share option plan.
9.20.14.
Except as disclosed in Schedule 9.20.14, no gratuitous payment has been made or promised by any Group Company in respect of or contingent on the sale of the Securities or in connection with the actual or proposed termination, suspension or variation of any contract of employment or engagement of any current or former employee, worker, consultant, independent contractor or office holder.
9.20.15.
Except as set out in Schedule 9.20.15 (Benefits in Kind), no Managers or employees of any Group Company benefit from any benefits in kind or any commitments whatsoever from any Group Company.
9.20.16.
Within the period of three years preceding the date of this Agreement, no Group Company has been a party to a relevant transfer (as defined in the Transfer of Undertakings (Protection of Employment) Regulations 2006).
9.20.17.
Except as set forth in Schedule 9.20.15 (Benefits in Kind), there is no material profit sharing, deferred compensation, severance pay, health care, social, welfare, pension or retirement collective benefits or, more generally, material rights or advantage provided collectively to the employees and/or Managers, including termination, indemnity or prior notice rights, except for those required by Laws.
9.21.
Real Estate
9.21.1.
The Group Companies validly lease real estate as listed in Schedule 9.21.1 (the “Properties”), free from all Encumbrances, and no Group Company owns, leases or occupies any other real estate. All rent has been paid up to date in relation to each of the Properties and the Group Companies are in material compliance with all leases of such Properties.
9.21.2.
The Properties are in working order, legally constructed, installed and used and satisfies requirements use to their existing use in all material respects.
9.21.3.
There are no pending disputes, notices of termination, increase of rent payable or material repairs or requirements to invest in or relating to any of the Properties.
9.21.4.
No material breach of any covenant affecting the titles to the Properties is outstanding and all rent has been paid up to date in relation to each of the Properties.
9.21.5.
The Properties are insured in their respective full reinstatement value against the usual comprehensive risks and against Third-Party and public liability claims to an adequate extent and (where tenanted) for not less than three years' loss of rent.
9.21.6.
All licenses, consents and approvals required from the lessors under the leases of the Properties have been obtained and the covenants on the part of the lessee contained in such licenses, consents and approvals have been duly performed and observed and, subject thereto, there are no collateral agreements, undertakings, waivers or concessions which are binding upon either the landlords or the Group Companies.
9.21.7.
None of the Group Companies is aware of any major item of expenditure already incurred by the lessor of any of the Properties or expected to be incurred by any such lessor within the next twelve (12) months which is recoverable in whole or in part from a Group Company. None of the leases under which the Properties is held provides that a Group Company as tenant shall be responsible for the cost of any repairs or improvements required to bring the buildings into conformity with applicable Laws or of any major repairs or improvements (grosses réparations) according to the meaning of article 606 of the French Civil Code.
9.21.8.
None of the Group Companies has any continuing liability in respect of any properties formerly owned or occupied by a Group Company.
9.22.
Tax
9.22.1.
Each Group Company has filed in due time with any relevant Tax Authority, all Tax Returns prescribed by applicable Laws. Each such Tax Return is accurate, true and complete and has been prepared in compliance with applicable Laws.
9.22.2.
All Tax records and documentation that must be established and maintained by each Group Company pursuant to applicable Laws have been duly established and maintained by each Group Company (including in France the Electronic Accounting Entry File so-called “Fichier des Ecritures comptables” and Reliable Audit Trail so-called “Piste d’Audit Fiable”), for the minimum legal retention period.
9.22.3.
Each Group Company is up to date with payment of all Taxes. The reserves recorded in the Accounts are sufficient to pay all Taxes due or that may become due with respect to any corresponding periods.
9.22.4.
No private letter ruling has been issued by any Tax Authority with respect to the Group Companies.
9.22.5.
Each Group Company has timely deducted, withheld and paid to the appropriate Tax Authority all Taxes required to be deducted, withheld or paid in connection with amounts paid or owing to any employee, independent contractor, creditor, member, shareholder or other third-party.
9.22.6.
Except as set out in Schedule 9.22.6, none of the Group Companies:
(i)
have received any request for information or notice of reassessment nor any other claim in relation to any Tax;
(ii)
are, or have been, subject to any Tax reassessment or audit, investigation or any inquiry from any competent Tax Authority;
(iii)
are, or have been, parties to any proceedings relating to Tax;

and no such reassessment, audit, investigation, claim or proceeding is threatened.

9.22.7.
Except as set out in Schedule 9.22.7, no Group Company benefits or has benefited from any Tax advantage, favorable Tax regime or any aid, subsidy or other similar measure obtained in exchange for existing undertakings of the Group Companies or against an additional Tax burden, past, present or future.
9.22.8.
None of the Group Companies have made a commitment or entered into any agreement or taken any action resulting in a deferral of taxation or a tax benefit, or benefited from any favorable Tax regime under which it would still be liable to any supplementary Tax charge or with which failure to comply would result in a loss of a Tax advantage.
9.22.9.
None of the Group Companies will be required to include any item of income, or exclude any deduction, in the computation of taxable income (including any item that may be included in the computation of the taxable income of Purchaser or any of its Affiliates) for any Tax period or portion thereof ending after the Completion Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Completion Date, (ii) installment sale or open transaction disposition made on or prior to the Completion Date, or (iii) prepaid amount received or existing on or prior to the Completion Date.
9.22.10.
The value of the assets and liabilities shown in the Accounts of the Group Companies corresponds to the tax basis of the said assets and liabilities by reference to which any capital gain or loss likely to arise from the disposal of these assets would be computed for Tax purposes, subject to any depreciation and/or other adjustments in compliance with applicable Tax rules.
9.22.11.
Except as disclosed in Schedule 9.22.11, none of the Group Companies has concluded an agreement or transaction or obtained a concession, tolerance or abatement in respect of a Tax with any Tax Authority whatsoever that is not grounded on a strict application of the Tax rules.
9.22.12.
The Group Companies are not and have never been part of a consolidated tax group.
9.22.13.
To the Representing Seller’s Knowledge, none of Group Companies have realized an act of mismanagement (acte anormal de gestion).
9.22.14.
None of the Group Companies have entered into an agreement or a transaction which could be disqualified or rejected for the purpose of having tried to evade or reduce its Tax obligations or the Tax obligations of another person.
9.22.15.
None of the Group Companies will be liable to pay any additional Tax, or incur any Tax burden as a result of the Transaction. No Group Company has incurred any unpaid Tax liability with respect to any past reorganization.
9.22.16.
None of the Group Companies benefits from any particular regime which could cease or be questioned in particular by the transfer of the Securities or by reason of any act or omission prior to the Completion Date.
9.22.17.
The sums recorded in the Accounts as “capital social” and “primes d’émission” do not correspond to profits, reserves or retained earnings nor to any sums resulting from a merger or a spin-off.
9.22.18.
The Group Companies’ activities (including intra-group) have been carried out on an arm’s length basis and are duly documented. All charges for goods or services made between the Group Companies satisfied all transfer pricing requirements under applicable laws.
9.22.19.
Save in case the Purchaser decides to change any of the Group Companies’ main corporate activity following Completion, the Group Companies will remain beneficiaries of all tax loss carry-forwards (including deferred depreciation) and other ordinary tax losses set forth in their Tax Returns following the Transaction.
9.22.20.
No Group Company incurs or has incurred any Tax liability with respect to any intra-group agreements entered into among any of them.
9.22.21.
The research and development works performed by the Company are eligible for the Research and Development Tax Credit as defined in Section 244 quater B of the French Tax Code, and the computation of the Research and Development tax credit is accurate, valid and is compliant with the French tax law requirements.
9.22.22.
None of the Group Companies is a real estate company within the meaning of Article 726 of the French Tax Code.
9.22.23.
The Group Companies have been residents for tax purposes in their jurisdiction of incorporation and have not been residents anywhere else at any time since their incorporation and will be so residents at Completion. The Group Companies are not liable to pay Taxes or required to file Tax Returns in a jurisdiction (the “Source Jurisdiction”) other than their jurisdiction of incorporation whether by a reason of having a permanent establishment in the Source Jurisdiction or otherwise.
9.22.24.
Instruments or securities resulting of employee incentive scheme (including founder warrants, warrants, option..) issued and/or allotted by each Group Company have been set-up and issued in accordance with applicable Laws.
10.
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
(a)
The Purchaser makes to the Sellers the representations and warranties set forth in this Clause 10 as of the date hereof and on the Completion Date.
(b)
The Purchaser is duly organized and validly existing under the Laws of the jurisdiction in which it is organized.
(c)
The Purchaser has the power and authority to enter into this Agreement and to carry out its obligations hereunder.
(d)
The execution of this Agreement has been duly authorized by the competent corporate bodies of the Purchaser.
(e)
This Agreement has been duly executed by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser in accordance with its terms.
11.
REFUND BY THE SELLERS
11.1.
Indemnification obligations of the Sellers
11.1.1.
Subject to the provisions of this Clause 11, from and after the Completion Date, each Seller undertakes to indemnify the Purchaser or the concerned Group Company on demand against all Losses which may be suffered or incurred by the Purchaser or the concerned Group Company and which arise directly or indirectly in connection with the following matters:
(a)
any inaccuracy or breach of, or any omission in, any Warranty made by the Representing Seller and/or any Fundamental Warranty made by the Sellers under Clause 9 of this Agreement; and
(b)
any breach of covenants of the Sellers contained in the Agreement.
11.1.2.
Any payment due by the Sellers under this Clause 11 (a “Refund”) shall have the nature of a reduction of the part of the Final Consideration paid to the Sellers. All Refunds shall be paid to the Purchaser except if the later chooses to delegate such payment to any Group Company in which case, upon notice of such decision having been given to the Sellers Representative, payment of the corresponding amount shall be made directly to the Group Company concerned and shall characterize as an indemnity.
11.2.
Allocation of liability among the Sellers
11.2.1.
In case of breach by a given Seller of the Fundamental Warranties, such Seller shall be individually liable under this Clause 11 in respect of such breach.
11.2.2.
Without prejudice to Clause 11.3, in case of breach of any other Warranties (other than the Fundamental Warranties), the liability of the Sellers under this Clause 11 in respect of such breach shall be allocated between them pro rata their Respective Portion of the Consideration (on a several basis (sans solidarité entre eux)).
11.3.
Financial limits on Claims
11.3.1.
Subject to the provisions of Clause 11.3.3 and notwithstanding with the provisions of Clause 11.10, the aggregate liability of the Sellers in respect of all Claims shall not exceed ten (10) per cent (%) of the Final Consideration.
11.3.2.
Subject to the provisions of Clause 11.3.3, the Sellers shall not be liable in respect of any single Claim unless:
(a)
the amount of the liability pursuant to that Claim would exceed fifty thousand US Dollars (US $50,000) (and, for these purposes, Claims arising out of the same or similar subject matter, facts, events or circumstances shall be aggregated to form a single Claim); and
(b)
the aggregate amount of the liability of the Sellers for all Claims (other than Claims excluded by Clause 11.3.3) would exceed one hundred thousand US Dollars (US $100,000), in which case the Sellers shall be liable for the entire amount of such Claim and not merely the excess.

It is specifically agreed by the Parties that the sole remedy of the Purchaser in case of a Claim for a breach or inaccuracy of the Warranties (other than the Fundamental Warranties) shall be to set off (compensation de créance) the amount of the corresponding Loss to be indemnified by the Sellers against the amounts due by the Purchaser to the Sellers as part of the Escrow Amount or the Earn-Outs. No cash payment shall be required from the Sellers to the Purchaser under the Warranties (other than the Fundamental Warranties) and in case the amount of the Escrow Amount and/or the Earn-Outs shall not be sufficient to cover the Loss of the Purchaser or the relevant Group Company resulting from a breach of the

Warranties (other than the Fundamental Warranties), the Purchaser and the Group Companies shall not have any remedy or recourse against the Sellers in this respect.

11.3.3.
The provisions of Clause 11.3.1 and 11.3.2 above shall not apply in respect of any Claim for breach of any Fundamental Warranties or in case of fraud or willful misconduct; provided that the total indemnification that may be due by each Seller hereunder shall never exceed the amount corresponding to the Respective Portion of the Consideration payable to such Seller.
11.4.
Time limits on Claims
11.4.1.
The Sellers shall not be liable in respect of any Claim unless the Purchaser has given notice in writing of such Claim to the Sellers’ Representative:
(a)
in the case of a claim made under Fundamental Warranties, within sixty (60) calendar days following the expiration of the applicable statute of limitation;
(b)
in the case of a claim made under Clause 9.22, within the period of forty-eight (48) months beginning with the Completion Date; and
(c)
in any other case, within the period of twenty-four (24) months beginning with the Completion Date,

in each case, the “Expiry Date”.

11.4.2.
The Expiry Date shall not affect any Claim if a Claim is made prior to the Expiry Date, regardless of the fact that the amount of the corresponding Loss is not precisely known or determined at that time.
11.5.
Contingent liabilities

The Sellers shall not be liable in respect of any contingent liability in relation to any Claim unless and until such contingent liability becomes an actual liability and is due and payable.

11.6.
Exclusions
11.6.1.
The Sellers shall not be liable in respect of any Claim if and to the extent that the Claim would not have arisen but for, or is increased as a direct result of:
(i)
a change (even with retroactive effect) after the Completion Date in (a) the applicable accounting standards and the policies, principles and practices generally accepted and consistent therewith or Tax policies or practices or an incorrect implementation or change of accounting rules, practices and methods by the Purchaser with respect to any Group Company, (b) the legislation, regulations, court decision practice, or administrative practice, including a change in the taxation rates in force at the Completion Date; and (c) legislation not in force at the Completion Date;
(ii)
any act or omission of any Group Company, any of its representatives or any of their Affiliates taken after Completion or at the request of the Purchaser;
(iii)
in respect of a Loss when and to the extent the matter giving right to such Loss is based on events, facts or circumstances which are Fairly Disclosed in this Agreement (including its Schedules); or

(iv)
Tax reassessment, the only effect of which would be to shift the income or expense of one financial year to another, and that does not give rise to any additional Tax burden for the Group Companies in comparison to that which they would bear in the absence of such reassessment (for the avoidance of doubt, such comparison shall be made globally and not financial year by financial year), or a value added tax reassessment which does not result in an actual charge to the Group Companies; except for the amount of any penalty, late payment interest or fine resulting from such reassessment and any related costs (including any treasury costs), fees and charges or except if the reassessment modifies the useful amount of losses or other tax advantages in a manner adverse to the Purchaser or the Group Companies.
11.7.
No duplication of recovery

The Purchaser shall not be entitled to recover damages or obtain payment, reimbursement, restitution or indemnity more than once in respect of the same Loss, regardless of whether more than one Claim arises in respect of it. For the avoidance of doubt, the same facts, events or circumstances giving rise to a Loss will not be taken into account more than once under the terms of this Agreement, including in particular for indemnification purposes.

11.8.
Conduct of Claim
11.8.1.
In the event that after the Completion, (i) the Purchaser becomes aware of any claim by a Third-Party (a “Third-Party Claim”) which is likely to result in a Claim, or (ii) the Purchaser becomes aware of any fact, matter or circumstance likely to give rise to a Claim which does not involve a Third-Party Claim (a “Direct Claim”), the Purchaser shall deliver to the Sellers’ Representative a written notice (a “Claim Notice”), specifying in reasonable details the factual basis of such Third-Party Claim or Direct Claim and the amount or estimated amount of related Losses and shall provide access to such available supporting evidence as may reasonably be required by the Sellers’ Representative to assess the merits of the Third-Party Claim or Direct Claim. The Purchaser shall concurrently send a copy of the Claim Notice of the Escrow Agent pursuant to the terms of the Escrow Agreement.
11.8.2.
The Purchaser shall send a Claim Notice to the Sellers’ Representative (with a copy to the Escrow Agent):
(i)
in the case of a Third-Party Claim, (a) by no later than fifteen (15) calendar days after the receipt by the Purchaser or the relevant Group Company of actual notice of the Third-Party Claim or, (b) in respect of any proceedings that require a response within a short period of time (e.g. in the case of emergency proceedings or when a response to notification must be given within a time period in order to avoid a forfeiture of rights), without delay; and
(ii)
in the case of a Direct Claim, as soon as practicable and no later than within fifteen (15) calendar days of the date on which the Purchaser shall have become aware of the fact or event giving rise to such Direct Claim;

provided that failure by the Purchaser to comply with the above-mentioned notice periods, it shall not relieve the Sellers of their obligations hereunder, except to the extent such failure shall have adversely prejudiced the Sellers.

11.8.3.
In the event of a Direct Claim, the Sellers’ Representative shall have thirty (30) Business Days following the receipt of the relevant Claim Notice to reply to the Purchaser by either accepting the validity and amount of such Claim or, refusing it, in which case the reply letter shall include reasons evidencing such refusal (the “Direct Claim Answer”). If the Sellers’ Representative fails to reply within the above-mentioned thirty (30) Business-Day period, the Sellers shall be deemed to have accepted the relevant Claim and the Claim amount. In the event that a Direct Claim is disputed by the Sellers’ Representative, the Sellers’ Representative and the Purchaser shall promptly meet and use their best efforts to settle the dispute as to whether and to what extent the Purchaser is entitled to indemnification on account of such Direct Claim. If the Purchaser and the Sellers’ Representative fail to agree upon the validity or the amount of the Direct Claim, the Purchaser shall have the right to initiate proceedings against the Sellers in accordance with Clause 18.
11.8.4.
In the event of a Third Party Claim giving rise to a Claim, the Purchaser shall, and shall procure that the Group Companies shall:
(i)
not make any knowing admission of liability or make any agreement or compromise in relation to that Third Party Claim without prior consultation with the Sellers Representative; and
(ii)
take such action as the Sellers Representative may reasonably request to avoid, resist, dispute, appeal, compromise, remedy or defend that Third Party Claim, except were, in the reasonable opinion of the Purchaser, such action would be materially prejudicial to the business of the Purchaser or any of the Group Companies, would be misleading or inaccurate in any material respect.
11.8.5.
The rights of the Sellers under Clause 11.8.4 shall only apply to a Third Party Claim if the Sellers Representative gives notice to the Purchaser in writing of its intention to exercise its rights within ten (10) Business Days of the Purchaser giving notice of the Third Party Claim, and if the Sellers Representative does not give notice during that period, the Purchaser shall be entitled in its absolute discretion to settle, compromise, or resist any action, proceedings or claim against any member of the Purchaser’s Group out of which that Third-Party Claim arises.
11.9.
Exemption or reduction
11.9.1.
Notwithstanding anything in this Agreement to the contrary, in calculating the amount which may be due and payable by the Sellers as a result of a Loss, there shall be deducted (without duplication):

‑

the amount of any indemnification or recovery due to the Purchaser or any Group Company from any Third-Party in respect of the matter giving rise to the Loss, net of any costs incurred by the Purchaser in collecting such indemnification or recovery, it being specified that if such indemnification or recovery is paid to the Purchaser or the relevant Group Company within eighteen (18) months following the date on which the Purchaser or the relevant Group Company was indemnified (including by way of debt set-off (compensation de créance)) by the Sellers, the Purchaser or the relevant Group Company shall repay the indemnification amount to the Sellers up to the amount thus recovered net of effective Taxes and of other recovery fees (legal procedures, advisors, etc.); and/or

‑	the amount of any provision or reserve included in the Accounts on account of the specific matter in question; and/or
‑	any Tax Relief related to the alleged Loss which will result in an actual Tax reduction for the financial year during which the Loss occurred (as opposed to the mere creation of a Tax Loss); and/or
‑

the amounts, excluding late interests and penalties, owed by any Group Company in respect of Tax, including, in particular, additional VAT assessments, that result in a simple transfer of revenue or expense from one fiscal year to another and that do not generate any additional tax cost for such Group Company compared to that it would have borne in the absence of such increase (for the avoidance of doubt, such comparison shall be made globally and not financial year by financial year).

11.9.2.
If the amount of any deduction referred to in Clause 11.9.1 above can only be determined after payment by the Sellers of the amount otherwise required to be paid pursuant to Clause 11, the Purchaser shall repay the amount of such deduction to the Sellers promptly after such determination.
11.9.3.
In any event, the Purchaser shall and shall cause each of the Group Companies to take all measures to mitigate any Loss giving rise to a Claim by the Purchaser for indemnification hereunder and shall use all reasonable endeavors to enforce any available indemnity or recovery or seek any available reimbursement from any Third-Party on account of any matter which may give rise to a Claim.
11.10.
Payment
11.10.1.
The payment of any sum due by the Sellers under Clause 11 shall be made in accordance with Clause 11.3 and Clause 11.10.2:
(a)
in connection with a Third-Party Claim, within five (5) Business Days following receipt by the Sellers’ Representative of a notice sent by the Purchaser evidencing that the amount of the Third-Party Claim is being due and payable as a result of an enforceable decision or as a result of the execution of a settlement agreement; and
(b)
in connection with any other Claim, within ten (10) Business Days following the acceptance of the Claim by the Sellers’ Representative, or in the event of a disagreement between the Parties, following the date of an enforceable decision rendered in respect of such disagreement between the Parties.
11.10.2.
If an amount shall be payable by the Sellers to the Purchaser (or any Group Company as the case may be) pursuant to Clause 11, it shall:
(a)
first be paid out of the amounts then being held in escrow by the Escrow Agent in accordance with the Escrow Agreement by way of debt set off (compensation de créance); and
(b)
then be paid out by the Sellers in accordance with their Respective Portion by way of debt set off (compensation de créance) with any Earn-Out amount due and payable in accordance with Clause 4.

11.10.3.
It is specifically agreed by the Parties that, as indicated in Clause 11.3, the sole remedy of the Purchaser in case of a Claim for a breach or inaccuracy of the Warranties (other than the Fundamental Warranties) shall be to set off (compensation de créance) the amount of the corresponding Loss to be indemnified by the Sellers against the amounts due by the Purchaser to the Sellers as part of the Escrow Amount or the Earn-Outs.
11.10.4.
Any payment due by the Sellers under this Clause 11 shall be made pro-rata to the Respective Portion of the Consideration received by each Seller, except with respect to Fundamental Warranties which are given by each Seller for its own account, in which case the indemnification shall be borne only by such Seller.
12.
RESTRICTIONS ON THE SELLERS
12.1.
Except for the Sellers who are Employees (for which similar provisions will be set forth in their respective employment contract), each Seller other than the Selling Funds undertakes with each of the Purchaser and the Company that after Completion such Seller and their Affiliates (together the "Restricted Persons") will not either directly or by an agent and either on such Restricted Person's own account or by or in association with or for the benefit of any other person directly or indirectly:
(a)
for the two (2) year period after Completion:
(i)
take up or hold or seek to take up or hold any office in or with any business which is engaged in the Business within the Prohibited Area;
(ii)
take up or hold any post or position which enables a Restricted Person to exercise whether directly or by an agent and whether on the Restricted Person's own account or in association with or for the benefit of any other person a controlling influence over any business which is engaged in the Business within the Prohibited Area; or
(iii)
take up or hold any employment, engagement or consultancy with any person which is engaged in the Business within the Prohibited Area,
(iv)
which results or would result in a Restricted Person being engaged in business activities which are in competition with the Business;
(b)
for the two (2) year period after Completion and within the Prohibited Area, either directly or by an agent and either on a Restricted Person's own account or by or in association with any other person or otherwise, directly or indirectly engage or seek to engage in any capacity in the Business except that a Restricted Person may hold as an investment not more than five (5%) of the issued share capital of a company listed or quoted on a market operated by a recognised investment exchange;
(c)
for the two (2) year period after Completion and within the Prohibited Area, provide or deliver to any customer any goods or services competing with those provided by the Company in the course of the Business;
(d)
for the two (2) year period after Completion and within the Prohibited Area canvass, solicit, approach or seek out or cause to be canvassed, solicited, approached or sought out or by any other means endeavour to entice away from any Group Company any person for orders in respect of any goods or services supplied by any

Group Company in the course of the Business and who has transacted with any Group Company as a Customer in relation to the Business;
(e)
for the two (2) year period after Completion and within the Prohibited Area, solicit or seek to entice away from any Group Company, or aid or assist any other person or persons in employing or otherwise retaining the services of anyone who is, at Completion, an employee or a consultant, provided that nothing in this paragraph shall prevent any Restricted Person, whether directly or indirectly, from placing any bona fide advertisement where such advertisement is not specifically aimed at any particular employee(s) of a Group Company, nor from employing any such person who responds to any such advertisement;
(f)
for the two (2) year period after Completion represent any connection with or interest in the Business.
12.2.
Each Seller acknowledges that the undertakings in Clause 12 are integral to the terms on which the Purchaser has agreed to purchase the Securities and necessary for the implementation of the purchase; that each of them is to be construed and take effect independently of the others as a separate undertaking by the relevant Sellers in relation to such Sellers and/or such Sellers’ interests and shall be enforceable by the Purchaser and any Group Company separately and independently of any right to enforce any one or more of the other undertakings contained in those clauses; and that each concerned Seller has been sufficiently and adequately compensated for such undertakings through the payment of the Consideration.
12.3.
The undertakings in Clause 12 are intended for the benefit of, and shall be enforceable by, the Purchaser and any Group Company, and shall apply to actions carried out by the relevant Restricted Person in any capacity (including as shareholder, partner, director, principal, consultant, officer, employee, agent or otherwise) and whether directly or indirectly, on the Restricted Person's own behalf or on behalf of, or jointly with, any other person.
12.4.
If a breach of Clause 12 occurs, the Sellers and the Purchaser agree that damages alone are likely not to be sufficient compensation and that injunctive relief is reasonable and is likely to be essential to safeguard the interests of the Purchaser and of any Group Company and that injunctive relief (in addition to any other equitable remedies) may (subject to the discretion of the courts) be obtained.
12.5.
For the purposes of Clause 12: "Prohibited Area" means the European Union, the United Kingdom, and/or the United States of America.
12.6.
Solely for the purposes of this Clause 12 and solely for its application with respect to Mrs. Anne Reiser and its Affiliates, Business shall mean the manufacturing of medical devices for bronchial decongestion (airway clearance technique) for patients suffering from obstructive respiratory diseases using a technology similar to Simeox (pulse intrapulmonary negative pressure).
12.7.
For the avoidance of doubt, this Clause 12 shall not apply to the Selling Funds.

13.
SELLERS REPRESENTATIVE
13.1.
Each Seller irrevocably appoints Mérieux Participations 2 (the “Sellers Representative”) as its agent:
(a)
to receive and/or to give any notice or consent pursuant to this Agreement;
(b)
to act on its behalf in relation to any matter which this agreement expressly provides to be agreed or done by the Sellers Representative;
13.2.
Each Seller irrevocably agrees that any notice, consent or agreement, election, demand or other action to be given, made or taken by such Seller (whether individually or with others) under or in connection with this Agreement may be given, made or taken on its behalf by the Sellers Representative.
13.3.
Each Seller irrevocably agrees that the Purchaser shall be entitled to rely on any notice or communication in writing provided by the Sellers Representative.
13.4.
Each Seller irrevocably agrees that any notice to be given by the Purchaser is deemed to have been properly given if it is given to the Sellers Representative.
13.5.
The Sellers Representative shall be entitled to be reimbursed by the other Sellers, for all reasonable costs and expenses incurred by it in such capacity provided that the Sellers have been informed of and agreed to engaging such expenses.
13.6.
The Sellers Representative shall promptly inform the Sellers of any notices received from the Purchaser pursuant to this Agreement upon receipt and shall be in writing and delivered personally or by express courier service or sent by email with confirmation of receipt, as follows.
13.7.
By signing this Agreement, each of the Sellers ratifies, confirms and approves all things done by the Sellers Representative arising from or in connection with the negotiations and agrees to ratify any and all things that the Sellers Representative may do in the future pursuant to this Clause 13 provided that such things do not commit such Seller to commitments or warranties beyond those expressly provided by that Seller in this Agreement.
13.8.
Except in case of fraud or willful misconduct, the Sellers Representative shall not bear any liability to the Sellers whatsoever in its capacity of Sellers Representative under this Agreement.
14.
CONFIDENTIALITY
14.1.
Subject to Clauses 14.2 and 14.3, each party undertakes to and shall, and in the case of each Seller shall procure that each of that Seller's advisers or Affiliates shall, keep confidential any information which is obtained by that party or any adviser or Affiliate of that party which:
(a)
relates to the negotiation of this Agreement, any other Transaction Document or any other document referred to in this Agreement;
(b)
relates to the provisions or the subject matter of this Agreement, any other Transaction Document or any other document referred to in this Agreement;

(c)
in the case of a Seller, relates to the Purchaser or any of its Affiliates (as they are immediately before Completion);
(d)
in the case of a Seller, is confidential information which that Seller has acquired about the Company; and
(e)
in the case of the Purchaser, relates to any of the Sellers or their Affiliates,

(collectively, "Confidential Information").

14.2.
Clause 14 does not apply to information to the extent that:
(a)
a Party (or its advisers or Affiliates) is required to disclose it by any applicable Law or by any Authority;
(b)
it is contained in any announcement or publication in agreed form;
(c)
it enters the public domain other than as a result of the unauthorised disclosure by a party or any of its Affiliates or its or their advisers;
(d)
it is in the possession of a Party or any of its Affiliates or its or their advisers free from any restriction as to its use or disclosure having been obtained otherwise than from another for the purposes of this Agreement; or
(e)
a Party has disclosed it to any of its Affiliates or its or their advisers who need to know such information for the purposes of advising in relation to or furthering the provisions of this Agreement and who are aware of the obligations of confidentiality and agree to keep the information confidential and not to use any Confidential Information for any purpose other than the purpose for which it was disclosed.
14.3.
Except for any information which relates to a Seller or the Purchaser, all obligations of confidence owed between the Purchaser and the Sellers in connection with this Agreement or any negotiations leading to it shall (without prejudice to any previously accrued rights) cease within twenty four (24) months following Completion.
14.4.
Subject to Clause 14.5, no information to which Clause 14.2(a) applies may be disclosed by a party unless that party has:
(a)
given, where practicable, at least five (5) Business Days' written notice to the non-disclosing parties of such proposed disclosure;
(b)
consulted with the non-disclosing parties; and
(c)
agreed with the non-disclosing parties the content of the disclosure.
14.5.
The non-disclosing parties may not request amendments under Clause 14.3 or otherwise limit disclosure under Clause 14.4 in a manner which would prevent the disclosing party from complying with the requirements referred to in Clause 13(a).
14.6.
The Sellers' obligations of confidentiality in this Clause 14 are assumed for the benefit of the Group Companies and the Group Companies may rely on and enforce the obligations of confidentiality accepted by the Sellers.

15.
ANNOUNCEMENTS
15.1.
Neither the Sellers nor the Purchaser shall, or shall permit any of their respective Affiliates or representatives or advisers to, issue or cause the publication of any press release or other public announcement or public disclosure with respect to this Agreement or the Transaction contemplated hereby without the prior written consent of the other Party, except that each Party shall be permitted to make such public announcements as may be required by applicable Law or regulation.
15.2.
In the event any such press release, public announcement or other disclosure is required by Law to be made by the Party proposing to issue the same, such Party shall notify the other Party prior to the issuance or making of any such press release, public announcement or other disclosure and shall use its commercially reasonable endeavours to consult in good faith with the other Party and to take into account the reasonable requirements of such Party as to the timing, contents and manner of making any such press release, public announcement or other disclosure.
15.3.
Except to the extent that the Sellers or the Company are required by applicable Law or regulation to make any such communication, the Sellers Representative and the Purchaser shall consult with each other concerning the means by which the Company's employees, customers and suppliers and others having dealings with the Company will be informed of the Transaction contemplated by this Agreement.
16.
NOTICE
16.1.
All notices and other communications required or permitted to be given or made pursuant to this Agreement shall be in writing and shall be: (i) delivered by hand against an acknowledgement of delivery dated and signed by the recipient; (ii) sent by an overnight courier service of recognized international standing (all charges paid); or (iii) sent by email transmission (with any such email transmission to be deemed received at the time indicated on the corresponding activity report, a copy of which shall be provided on request) (provided that any notice or communication which is received after 6 p.m. (local time in the place of receipt) on a Business Day or on any day which is not a Business Day shall be deemed received only at 9 a.m. (local time in the place of receipt) on the next Business Day) to the relevant Party at its address set forth below:

If to the Sellers Representative:	Mérieux Participations 2 Attn: Valérie Calenda Address: 3, rue Marcel Gabriel Rivière, 69002 Lyon Email: valerie.calenda@merieux-partners.com
with a copy to:	White & Case Attn: Maître Xavier Petet Address: 19, place Vendôme, 75001 Paris Email: Xavier.Petet@whitecase.com
If to the Purchaser:	Inogen, Inc. 301 Coromar Dr.

Goleta, California 93117 Attn : Legal Department
with a copy to:	Taylor Wessing Attn: Maître Gilles Amsallem Address: 69 Avenue Franklin Delano Roosevelt 75008 Paris Email: g.amsallem@taylorwessing.com or to such other Persons or at such other addresses as hereafter may be furnished by either Party by like notice to the other.

16.2.
Any such notice or other communication shall be deemed to have been duly given or made (i) if delivered by hand against a signed release, upon this delivery, (ii) if sent by an overnight courier service of recognized standing, two (2) Business Days after the date of sending, (iii) if sent by email, as mentioned above.
17.
GENERAL PROVISIONS
17.1.
Assignment

This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties to this Agreement and their successors and permitted assigns.

Except as expressly provided herein, this Agreement shall inure to the benefit of, and be binding upon, the Parties hereto and their respective successors and permitted assigns. The Parties shall not assign any of their rights or delegate any of their obligations under this Agreement without the prior written consent of the other Party.

Notwithstanding the above, each Seller being a natural person may, upon notice in writing to the Sellers Representative and the Purchaser, at the latest five (5) Business Days prior to Completion, assign the benefit of all or part of this Agreement to (and it may be enforced by) any personal holding, to the extent that the relevant Seller remains jointly and severally liable for the performance by such Affiliate of its obligations hereunder and provided that (i) the share capital of such personal holding shall remain entirely held by the concerned Seller or by its direct family members (spouse or husband and children) and (ii) the relevant Seller shall remain the sole legal representative of such personal holding.

17.2.
Retention of Records

Until the second (2d) anniversary of the Completion Date, the Purchaser shall not, and shall not permit any Group Company to, destroy or otherwise dispose of any of the books and records of any Group Company existing as of the Completion Date, except with the prior written consent of the Sellers Representative, which consent shall not be unreasonably withheld. The Purchaser shall, and shall cause each the Group Company to, make available to the Sellers and their representatives and agents all such books and records, and permit the Sellers and their representatives and agents to examine, make extracts from and, at its expense, copy such books and records at any time during normal business hours to the extent that the related information is reasonably required by the Sellers Representative in connection with any audit, control, investigation or similar proceeding brought by or involving an Authority, it being understood that no access granted hereunder shall interfere with the business operations of the relevant Group Company.

17.3.
Payments, set off and default interest

Any payment to be made pursuant to this Agreement by the Purchaser to the Sellers, or any of them shall be made to the Pivot Bank Account (or the Company’s bank account with respect to the Strike Portion) and any payment to be made pursuant to this Agreement by the Sellers to the Purchaser shall be made to the Purchaser's bank account, in each case by way of electronic transfer in immediately available funds on or before the due date for payment. Receipt of such sum in such account with a value date on or before the due date for payment shall be a good discharge by the payer of its obligation to make such payment.

17.4.
Further Actions

If the transactions contemplated by this Agreement are consumed, each of the Parties shall use its commercially reasonable endeavours to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under all applicable Laws to consummate and make effective the Transaction contemplated by this Agreement.

17.5.
Costs and Expenses

The Sellers and the Purchaser shall each bear its own expenses incurred in connection with the negotiation, preparation and signing of this Agreement and the consummation of the Transaction contemplated herein.

The registration fees for the Consideration will be paid by the Purchaser.

17.6.
Entire Agreement

This Agreement represents the entire agreement and understanding of the Parties with reference to the transaction set forth herein and no warranties have been made in connection with this Agreement other than those expressly set forth herein. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings, and agreements between the Parties relating to the subject matter of this Agreement and all prior drafts of this Agreement.

17.7.
Severability

This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the Parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

17.8.
Waivers and Amendments

No terms of this Agreement may be altered, modified, amended, supplemented or terminated except by an instrument in writing duly signed by the Parties. Any waiver of any term or condition of this Agreement must be in writing signed by the Party sought to be charged with such waiver referring specifically to the term or condition to be waived, and no such waiver shall be deemed to constitute the waiver of any other breach of the same or of any other term or condition of this Agreement.

17.9.
Specific performance

Notwithstanding anything to the contrary in this Agreement, each Party expressly acknowledges and agrees that the other Parties may seek specific performance in the event of a breach by a Party of its obligations.

18.
GOVERNING LAW AND DISPUTE RESOLUTION
18.1.
The governing law of this Agreement, and of any Claim, dispute or issue arising out of or in connection with this Agreement or its subject matter or formation, shall be that of France.
18.2.
All disputes arising out of or in connection with this Agreement (including without limitation with respect to its signature, validity, performance, interpretation, termination and post-termination obligations hereof) shall be submitted to the exclusive jurisdiction of the Commercial Court of Paris (“Tribunal de Commerce de Paris”).
19.
ELECTRONIC SIGNATURE

This Agreement shall be signed electronically by each of the authorized representatives of the Parties mentioned in the recitals, on its execution date above. The Parties acknowledge and agree that electronic signatures via DocuSign, were used for the execution of this Agreement by such signatories. Each of the Parties acknowledges that it has received all the information required for the electronic signature of this Agreement and that it has signed this Agreement electronically in full knowledge of the technology used and its terms and conditions, and consequently waives any claim and/or legal action challenging the reliability of this electronic signature system and/or its intention to enter into this Agreement in this regard. The delivery of an electronic copy of this Agreement directly by DocuSign to each Party shall constitute sufficient and irrefutable proof of the commitments and obligations of each Party to this Agreement.

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[BOTTOM OF THE PAGE INTENTIONNALY LEFT BLANK]

Made in electronic copy

Mr. Adrien MITHALAL Signature: /s/ Adrien Mithalal	Mr. Jean-Sébastien LANTZ Signature: /s/ Jean-Sébastien Lantz
Mrs. Anne REISER Signature: /s/ Anne Reiser	Anne REISER consulting FZE Represented by Mrs. Anne REISER Signature: /s/ Anne Reiser
CAAP CREATION Represented by Mr. Armand Perrin Signature: /s/ Anman Perrin	SOCIETE DE CAPITAL RISQUE PROVENCALE ET CORSE Represented by Mr. Sauveur Cascone Signature: /s/ Sauveur Cascone
REGION SUD INVESTISSEMENT Represented by Mrs. Marguerite Pappalardo Signature: /s/ Marguerite Pappalardo	Mérieux Participations 2 Represented by Mérieux Equity Partners, Itself represented by Mrs. Valérie Calenda Signature: /s/ Valérie Calenda
RELYENS INNOVATION SANTÉ Represented by Mrs. Mounia Chaoui Signature: /s/ Mounia Chaoui	Mr. Richard GUILLAUME Signature: /s/ Richard Guillaume
Mr. Richard PINARD Signature: /s/ Richard Pinard	Mrs. Florence DANET Signature: /s/ Florence Danet

Mr. Ulrich FELL Signature: /s/ Ulrich Fell	Mrs. Mathilde PROFFIT Signature: /s/ Mathilde Proffit
Mr. Laurent MORIN Signature: /s/ Laurent Morin	Mr. Jean Patrick SANNA Signature: /s/ Jean Patrick Sanna
Mr. Manuel GERLACH Signature: /s/ Manuel A. Gerlach	Mrs. Agnès NDOUR Signature: /s/ Agnès Ndour
Mr. Laurent GENEVOIS Signature: /s/ Laurent Genevois	Mr. Mohamed KHELLAF Signature: /s/ Mohamed Khellaf
Mr. Damien MARINO Signature: /s/ Damien Marino	Mrs. Margaux LE FEVRE Signature: /s/ Margaux Le Fevre
Inogen, Inc. Represented by Nabil Shabshab Signature: /s/ Nabil Shabshab	PHYSIO-ASSIST Represented by Mr. Adrien MITHALAL Signature: /s/ Adrien Mithalal

List of the Schedules

Schedule A	Holders of Exercisable Securities
Schedule 1	Allocation of the Securities
Schedule 2	Description of the securities issued by the Group Companies and of their respective holders
Schedule 3.1	Accounting Definitions and Principles
Appendix A	Illustrative example of the calculation of the Net Debt Amount and the Working Capital Amount
Schedule 3.2	Completion Statement
Schedule 5.1(vi)	Persons entering into new employment agreements upon Completion
Schedule 5.1(vii)	Intellectual property rights assignment agreements
Schedule 6.1.1	Permitted actions
Schedule 6.4	Contracts with the Sellers’ Group to be terminated on Completion
Schedule 6.6	Draft terms and conditions of the convertible bonds for the Bridge Financing and/or the Additional Drawdown
Schedule 7.3.1(iii)	Representative of the Group Companies resigning upon Completion
Schedule 9.5.1	Accounts
Schedule 9.6.1	Changes since the Balance Sheet Date
Schedule 9.7.9	Litigations
Schedule 9.7.13	Product recall
Schedule 9.8.1	Material Contracts
Schedule 9.9.1	Existing Facilities
Schedule 9.9.4	Existing Encumbrances
Schedule 9.9.8	Particulars of the Group Companies’ bank accounts, authorized signatories and balance
Schedule 9.9.9	Grants or subsidies received by the Group Companies
Schedule 9.11.1	Insurance policies of the Group Companies
Schedule 9.14.1(vii)	Broker fees
Schedule 9.17.1	Registrable IP owned or used by the Group Companies

Schedule 9.17.4	Software owned or used by the Group Companies
Schedule 9.17.5	Agreements relating to the Intellectual Property Rights
Schedule 9.20.1	List of the Employees
Schedule 9.20.2	List of the Managers
Schedule 9.20.3	Managers or Key Employees having or willing to resign
Schedule 9.20.9	Particulars of all employment policies
Schedule 9.20.14	Gratuitous payments to Employees
Schedule 9.20.15	Benefits in Kind
Schedule 9.21	Properties leased by the Group Companies
Schedule 9.22.6	Tax audits
Schedule 9.22.7	Tax advantages
Schedule 9.22.11	Current agreements or transactions with any Tax Authority

The exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K under the Securities Act of 1933, as amended. The registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon request.